Exhibit 10.13

PREMIUM NICKEL RESOURCES LTD.

(Binding Term Sheet Dated June 4, 2024)

This binding term sheet (this "Term Sheet") dated June 4, 2024 sets out the understanding of Premium Nickel Resources Ltd. ("PNRL") and each of EdgePoint Investment Group Inc., as portfolio manager on behalf of certain mutual funds managed by it ("EdgePoint") and [Redacted – Confidential Information] ("[Redacted – Confidential Information]") (EdgePoint and [Redacted – Confidential Information] individually hereinafter referred to, in each case, as a "Purchaser" and collectively hereinafter referred to as the "Purchasers") with respect to the subscriptions by the Purchasers for units of PNRL ("Units") as described below for cash consideration, on the terms and conditions contemplated herein (collectively, the "Subscriptions").

Each Unit will comprise one common share (each, a "Common Share") and one Common Share purchase warrant (each, a "Warrant"), with each Warrant entitling the holder thereof to subscribe for and purchase from treasury one additional Common Share on the terms and subject to the conditions hereinafter set forth, with the Warrants to be represented by a warrant certificate substantially in the form annexed hereto as Schedule "A".

WHEREAS each of the Purchasers wishes to subscribe for Units, and PNRL has agreed to issue Units to the Purchasers, in each case on the terms and subject to the conditions hereinafter set forth;

NOW THEREFORE this agreement witnesseth that, in consideration of their respective covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, PNRL and the Purchasers covenant and agree as follows:

1.

EdgePoint will subscribe and pay for, in cash at the time of closing on the Closing Date (as defined below), and PNRL will issue to EdgePoint, an aggregate of 7,692,307 Units (the "EdgePoint Purchased Units") with a subscription price of Cdn$0.78 per Unit, for aggregate gross proceeds of Cdn$5,999,999.46. The rights of EdgePoint to subscribe for and purchase the EdgePoint Purchased Units may be assigned by EdgePoint to a nominee identified to PNRL in writing at least two business days prior to the Closing Date; provided that (a) EdgePoint shall continue to be a party to this Term Sheet and the subscription agreement relating to the purchase of the EdgePoint Purchased Units (the "EdgePoint Subscription Agreement") following such assignment, and (b) such assignment shall not relieve EdgePoint of any of its obligations under this Term Sheet or the EdgePoint Subscription Agreement.

2.

[Redacted – Confidential Information] will subscribe and pay for, in cash at the time of closing on the Closing Date, and PNRL will issue to [Redacted – Confidential Information], an aggregate of 7,692,307 Units (the "[Redacted – Confidential Information] Purchased Units" and, collectively with the EdgePoint Purchased Units, the "Purchased Units") with a subscription price of Cdn$0.78 per Unit, for aggregate gross proceeds of

3400 One First Canadian Place, P.O. Box 130, 100 King Street West

Toronto, Ontario, Canada M5X 1A4

Cdn$5,999,999.46. The rights of [Redacted – Confidential Information] to subscribe for and purchase the [Redacted – Confidential Information] Purchased Units may be assigned by [Redacted – Confidential Information] to a nominee identified to PNRL in writing at least two business days prior to the Closing Date; provided that (a) [Redacted – Confidential Information] shall continue to be a party to this Term Sheet and the subscription agreement relating to the purchase of the [Redacted – Confidential Information] Purchased Units (the "[Redacted – Confidential Information] Subscription Agreement" and, together with the EdgePoint Subscription Agreement, the "Subscription Agreements") following such assignment, and (b) such assignment shall not relieve [Redacted – Confidential Information] of any of its obligations under this Term Sheet or the [Redacted – Confidential Information] Subscription Agreement.

3.

The Purchased Units are being offered by PNRL to the Purchasers by private placement on the basis that each of the Purchasers qualifies as an "accredited investor" under applicable securities laws or is otherwise exempt from prospectus delivery requirements in National Instrument 45-106 – Prospectus Exemptions ("NI 45-106"). The Common Shares and Warrants comprising the Purchased Units will be issued on a prospectus exempt basis and will be subject to such hold period as may be applicable under applicable securities laws and stock exchange policies. Without limiting the generality of the foregoing, each of the Purchasers acknowledges that such Common Shares and Warrants will have attached to them, whether issued through the electronic deposit system of CDS Clearing and Depository Services Inc., an ownership statement issued under a direct registration system or on certificates that may be issued, the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

And if applicable under the policies of the TSX Venture Exchange (the "TSXV") the additional legend as follows:

"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED]."

4.

Net proceeds from the Subscriptions will be solely used by PNRL and its subsidiaries to advance the exploration and development of PNRL's mineral assets in Botswana and for general corporate and working capital purposes. No portion of the net proceeds will be used by PNRL or any of its affiliates to acquire or advance any project outside Botswana, except for expenditures not exceeding Cdn$125,000 per annum, in the aggregate, required for maintenance of existing mineral rights held by the PNRL or its affiliates.

5.

PNRL shall apply for conditional and final approvals to list the Common Shares forming part of the Purchased Units and underlying the Warrants on the TSXV. The Common Shares are listed on the TSXV under the Symbol "PNRL".

6.

Each of the Purchasers and PNRL shall enter into Subscription Agreements as soon as practicable and in any event by June 14, 2024 (or such later date as the parties may mutually agree in writing) substantially in the form of the draft Subscription Agreement annexed hereto as Schedule "B", varied only to the extent required under applicable securities laws and stock exchange policies (the "Closing Date"). The parties agree to work in good faith to close the Subscription (the "Closing") concurrently with the signing of the Subscription Agreements.

7.

As of the date hereof: (a) the authorized capital of PNRL is comprised of an unlimited number of Common Shares and 100,000,000 Series 1 convertible preferred shares (which are convertible to Common Shares on a 9:1 basis), of which an aggregate of 149,427,179 Common Shares and 118,186 of the Series 1 convertible preferred shares are issued and outstanding; and (b) there are outstanding options to acquire an aggregate of 13,059,821 Common Shares, there are outstanding warrants to acquire an aggregate of 6,541,099 Common Shares and there are outstanding 1,043,474 deferred share units (which may be settled in Common Shares on a 1:1 basis) and, other than as set forth in clause (a) or (b) or contemplated herein, no person has any other option or right to acquire Common Shares.

8.

PNRL represents and warrants that it has received subscriptions for Units, in addition to the Purchased Units, to be issued to other purchasers satisfactory to PNRL, for the same price and contemporaneously with the issue and sale of the Purchased Units, for aggregate gross proceeds of not less than Cdn$3,000,000.

9.

Each of the Purchasers represents and warrants to PNRL that, as of the date hereof: (i) except as described in Schedule "C" hereto, such Purchaser does not, directly or indirectly, legally or beneficially own any Common Shares, and that such Purchaser is not acting jointly and in concert with any other person who owns Common Shares in respect of its acquisition of Purchased Units; (ii) the Purchaser is, and any nominee named pursuant to Section 1 will be, an "accredited investor" pursuant NI 45-106; (iii) the Purchaser is not a member of any "Pro Group" (as such term is defined in TSXV Policy 1.1) and (iv) it is not a "Non-Arm's Length Party" (as such term is defined in TSXV Policy 1.1) in relation to SCP Resource Finance LP. Promptly after the execution of this Term Sheet and to the extent required, each of the Purchasers shall provide PNRL with a completed Form 4C – Corporate Placee Registration Form and a Personal Information Form in respect of each Insider of such Purchaser (as each such term is defined in TSXV Policy 1.1) and consents to the filing thereof by PNRL with the TSXV in accordance with TSXV Policy 4.1.

10.	Each of the Subscriptions shall be subject to the following conditions in favour of the Purchasers and any other conditions set forth in the Subscription Agreements:
a.

the conditional acceptance by the TSXV of the listing on the TSXV of the Common Shares forming part of the Purchased Units and the Common Shares issuable on exercise of the Warrants forming part of the Purchased Units, subject only to the issuance thereof and fulfilment of customary listing conditions (which, for greater certainty, do not include the approval of PNRL's shareholders in respect of any aspect of the transactions described herein);

b.

no judgment or order will have been issued and no action, suit or proceeding will have been taken by or before any regulatory authority to cease trade, enjoin, prohibit or impose material limitations or conditions on the completion of the Subscriptions;

c.	there will not exist any prohibition at law that would have the effect of preventing the completion of the Subscriptions;
d.	receipt of such other third party approvals or consents, if any, as may be required in connection with the Subscriptions;
e.	a customary and favourable title opinion with respect to the title and ownership comprising the Selebi Mine and the Selkirk Mine, in a form satisfactory to the Purchasers, acting reasonably; and
f.	the Purchasers shall have received copies of all closing documentation and opinions in each case in a form satisfactory to the Purchasers, acting reasonably.
11.	Each of the Purchasers may terminate its obligations under its Subscription Agreement and under this Term Sheet if:
a.	any of the conditions contained herein or in such Subscription Agreement have become incapable of satisfaction, or are not satisfied, at or before the Closing;
b.	the Closing has not occurred within the time prescribed by TSXV Policy 4.1 – Private Placements;
c.	PNRL is in material breach of any of its obligations under such Subscription Agreement or this Term Sheet, which breach is not curable or, if curable, is not cured at or before the Closing;
d.	a material adverse change has occurred with respect to PNRL; or
e.	the aggregate gross proceeds to PNRL of Units issued at the Closing, including the Purchased Units will be less than Cdn$15,000,000.

PNRL shall provide written notice to the Purchasers by 5:00 p.m. (Toronto time) of the following day if it becomes aware that any of the termination events referenced in this Section 11 has occurred.

12.

At the Closing, EdgePoint and PNRL shall enter into an Investor Rights Agreement in substantially the form of the draft Investor Rights Agreement annexed hereto as Schedule "D", varied only to the extent required under applicable securities laws and stock exchange policies.

13.

This Term Sheet shall be binding on the parties hereto, and is intended to form a legal obligation to consummate the Subscriptions on the terms described herein, subject only to the execution of the Subscription Agreements and the other conditions expressly set forth in this Term Sheet. When executed, the Subscription Agreements shall supersede and replace the terms and conditions of this Term Sheet.

14.	This Term Sheet shall terminate and shall be of no further force and effect in respect of a Purchaser on the earlier of: (a) the execution of the Subscription Agreement by such

Purchaser and PNRL; (b) the delivery of a written notice of termination by such Purchaser to PNRL following the occurrence of any of the events described in Section 11; or (c) if the Subscription Agreement has not been executed by such Purchaser and PNRL by July 19, 2024. The termination of this Term Sheet shall not affect the liability of a party for breach of any provision of this Term Sheet that occurred prior to such termination. Notwithstanding the termination of this Term Sheet in accordance with its terms, the following sections of this Term Sheet shall survive indefinitely, except to the extent that such provisions are superseded by the provisions of a Subscription Agreement: Sections 14, 15, 16, 17, 18 and 19.

15.

PNRL will pay all reasonable out-of-pocket costs and fees of EdgePoint in connection with the Subscription up to a maximum aggregate amount of Cdn$40,000, including, for certainty, all reasonable and documented fees and disbursements of EdgePoint's legal counsel.

16.

Each party shall consult with the other parties hereto prior to the filing or release of any written public announcement, press release or other written public statement with respect to the existence or terms of this Term Sheet or the Subscription Agreements or the transactions provided for herein or therein (in each case a "Written Public Statement"); provided, that each party has the right to determine, in its sole discretion, whether to accept any comments provided by the other parties on such Written Public Statements.

17.

This Term Sheet shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province. Each of the parties irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Term Sheet.

18.

This Term Sheet constitute the entire binding agreement between the parties, superseding all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealings between the parties relating to the subject matter hereof. Except as otherwise provided herein, this Term Sheet may only be amended or modified by a written document executed by each of the parties hereto.

19.

This Term Sheet and any document contemplated by or delivered under or in connection with this Term Sheet may be executed and delivered in any number of counterparts (including, without limitation, in electronic form and/or with electronic signatures), with the same effect as if all parties had executed and delivered the same Term Sheet or document, and all counterparts shall be construed together to be an original and will constitute one and the same this Term Sheet or document.

[Remainder of this page intentionally left blank. Signature page follows.]

Dated the 4th day of June, 2024.

PREMIUM NICKEL RESOURCES LTD.

by	/s/ Keith Morrison
	Name:	Keith Morrison
	Title:	CEO and Director

AGREED TO AND ACCEPTED this 4th day of June, 2024.

EDGEPOINT INVESTMENT GROUP INC.

by	/s/ Frank Mullen
	Name:	Frank Mullen
	Title:	CFO

[Redacted – Confidential Information]

by	"[Redacted – Confidential Information]"
	Name:	[Redacted – Confidential Information]
	Title:	[Redacted – Confidential Information]

SCHEDULE "A"

FORM OF WARRANT CERTIFICATE

See attached.

A-1

Form of Warrant Certificate

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER [•], 2024.

[WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER [•], 2024.]

EXERCISABLE ONLY PRIOR TO 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE (AS DEFINED HEREIN), AFTER WHICH TIME THESE WARRANTS SHALL BE NULL AND VOID.

WARRANT CERTIFICATE TO PURCHASE COMMON SHARES1

OF

PREMIUM NICKEL RESOURCES LTD.

(existing under the laws of the Province of Ontario)

Certificate Number: [•]	Number of warrants
represented by this certificate – [•]

THIS CERTIFIES THAT, for value received by the undersigned, [•] (the "Holder"), is entitled, at any time prior to the Expiry Time (as defined herein), to purchase for $1.10 (the "Exercise Price") one common share (each, a "Common Share") in the capital of Premium Nickel Resources Ltd. (the "Company"), for each Warrant exercised, subject to adjustments as set out herein, by surrendering to the Company at its principal office at c/o Bennett Jones LLP, One First Canadian Place, 100 King Street West, Suite 3400, Toronto, Ontario, Canada, M5X 1A4, this Warrant, together with a Subscription Form, duly completed and executed, and cash or a certified cheque, wire transfer, money order or bank draft in lawful money of Canada payable to or to the order of the Company for the amount equal to the Exercise Price multiplied by the number of Common Shares subscribed for, on and subject to the terms and conditions set forth below.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares at any time after the Expiry Time, and from and after the Expiry Time these Warrants and all rights hereunder shall be void and of no value.

1.	Definitions

In this Warrant Certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings, namely:

(a)	"Accelerated Expiry Date" has the meaning set forth in Section 2 hereof;
(b)	"Acceleration Event" has the meaning set forth in Section 2 hereof;
(c)	"Acceleration Notice" has the meaning set forth in Section 2 hereof;

1 Note: Blocker provision to be added if, at closing, any investor would hold greater than 20% of pro forma shares outstanding on a partially-diluted basis.

(d)	"Acceleration Trigger Price" has the meaning set forth in Section 2 hereof;
(e)	"Adjustment Period" means the period commencing on the date hereof and ending at the Expiry Time;
(f)	"Business Day" means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business;
(g)

"Common Shares" means the common shares of the Company as such shares were constituted on the date of this certificate as the same may be reorganized, reclassified or redesignated pursuant to any of the events set out in Section 15 hereof;

(h)	"Company" means Premium Nickel Resources Ltd., a corporation existing under the laws of Ontario and its successors and assigns;
(i)

"Current Market Price" at any date, means the weighted average of the trading prices per Common Share at which the Common Shares have traded on the Exchange, or, if the Common Shares in respect of which a determination of current market price is being made are not listed thereon, on such stock exchange on which such shares are listed as may be selected for such purpose by the directors, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any twenty (20) consecutive trading days selected by the Company commencing not later than thirty (30) trading days and ending no later than five (5) trading days before such date; provided, however, if such Common Shares are not traded during such thirty (30) day period for at least twenty (20) consecutive trading days, the simple average of the following prices established for each of twenty (20) consecutive trading days selected by the Company commencing not later than thirty (30) trading days and ending no later than five (5) trading days before such date:

(i)	the average of the bid and ask prices for each day on which there was no trading, and
(ii)	the closing price of the Common Shares for each day that there was trading,

or in the event that at any date the Common Shares are not listed on any exchange or over-the-counter market, the current market price shall be as determined by the directors or such firm of independent chartered accountants as may be selected by the directors acting reasonably and in good faith in their sole discretion; for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period;

(j)

"Dividends Paid in the Ordinary Course" means dividends paid in any financial year of the Company, whether in (i) cash, (ii) shares of the Company, or (iii) warrants or similar rights to purchase any shares of the Company or property or other assets of the Company, provided that the value of such dividends does not in such financial year exceed the greater of:

(i)	150% of the aggregate amount of dividends paid by the Company on the Common Shares in the 12-month period ending immediately prior to the first day of such financial year; and
(ii)

100% of the consolidated net earnings from continuing operations of the Company, before any extraordinary items, for the 12-month period ending immediately prior to the first day of such financial year (such consolidated net earnings from continuing operations to be computed in accordance with generally accepted accounting principles adopted by the Company for the preparation of its financial statements);

(k)	"DRS Advice" means a direct registration system (DRS) advice;
(l)	"Exchange" means the TSX Venture Exchange;
(m)

"Exercise Price" means $1.10 per Common Share, unless such price shall have been adjusted in accordance with the provisions of Section 15, in which case it shall mean the adjusted price in effect at such time;

(n)	"Expiry Date" means the earlier of June [•], 2029 and the Accelerated Expiry Date;
(o)	"Expiry Time" means 5:00 p.m. (Toronto time) on the Expiry Date;
(p)	"Holder" means the registered holder of this Warrant;
(q)

"person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(r)	"Subscription Form" means the form of subscription annexed hereto as Schedule "A";
(s)

"this Warrant", "Warrant", "Warrant Certificate", "herein", "hereby", "hereof", "hereto", "hereunder" and similar expressions mean or refer to the warrants represented by this warrant certificate and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof;

(t)	"U.S. Person" means "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the U.S. Securities Act; and
(u)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.
2.	Acceleration of Warrants

If, at any time prior to the Expiry Date, the volume-weighted average trading price of the Common Shares on the Exchange (or such other principal exchange or market where the Common Shares are then listed or quoted for trading) is at least $2.00 per Common Share (as adjusted in accordance with the provisions of Section 15, the "Acceleration Trigger Price") for a period of twenty (20) trading days, as may be adjusted in accordance the terms herein (an "Acceleration Event"), the Company may, at its option, elect to accelerate the Expiry Date of the Warrants to a date (the "Accelerated Expiry Date") that is not less than thirty (30) days following the date that written notice is provided to the holders of the Warrants in accordance with Section 30 hereof (the "Acceleration Notice").

3.	Expiry Time

Immediately after the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no further force and effect.

4.	Exercise Procedure

The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Company prior to the Expiry Time at its principal office (or to such other address as the Company may notify the Holder):

(a)

this Warrant Certificate, with the Subscription Form duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Company, and

(b)

cash or a certified cheque, wire transfer, money order or bank draft payable to or to the order of the Company in lawful money of Canada in an amount equal to the Exercise Price multiplied by the number of Common Shares for which subscription is being made.

Any warrant certificate and cash, certified cheque, wire transfer, money order or bank draft referred to in the foregoing clauses (a) and (b) shall be deemed to be surrendered only upon delivery thereof to the Company at its principal office set forth herein (or to such other address as the Company may notify the Holder) in the manner provided in Section 30 hereof.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder, for new certificates of like tenor representing, in the aggregate, warrants entailing the right to subscribe for an equal aggregate number of Common Shares at the same Exercise Price and on the same terms as this Certificate, subject to any adjustments pursuant to the provisions herein, which may be subscribed for hereunder.

5.	Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Company shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant and the Holder hereof shall become a shareholder of the Company in respect of such Common Shares with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares and the Company shall cause such certificate or certificates or DRS Advice to be mailed to the Holder hereof at the address or addresses specified in such subscription within three (3) Business Days of such delivery and payment.

6.	Securities Law Matters

The Warrants and the Common Shares are subject to certain resale restrictions under applicable securities laws and the policies of the Exchange, as applicable. In the event that any Warrants are exercised prior to October [•], 2024, the certificates or DRS Advice representing the Common Shares issued upon such exercise shall bear, in addition to any other legends required by applicable laws including any legends required by U.S. securities laws, the following legend:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE OCTOBER [•], 2024."

And if applicable under the policies of the Exchange, the additional legend as follows:

"WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN

CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL OCTOBER [•], 2024."

The Warrants and the Common Shares issuable pursuant to the exercise thereof have not been and will not be registered under the U.S. Securities Act or under state securities laws of any state in the United States. Accordingly, the Warrants and the Common Shares may not be offered or sold to or by a person in the United States or a U.S. Person, unless an exemption from registration is available under the U.S. Securities Act and any applicable U.S. state securities laws.

7.	Register of Warrantholders

The Company shall cause a register to be kept in which shall be entered the names and addresses of all holders of Warrants of the Company and the number of Warrants so held by them. The Company may treat the registered holder of any Warrant Certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary except where the Company is required to take notice by statute or by order of a court of competent jurisdiction.

8.	Partial Exercise

The Holder may subscribe for and purchase a number of Common Shares less than the number the Holder is entitled to purchase pursuant to this Warrant Certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new certificate in respect of the balance of the Warrants pursuant to this Warrant Certificate and which were then not exercised and the new certificate shall contain the legend(s) set out in Section 6 if issued prior to October [•], 2024.

9.	No Fractional Shares

Notwithstanding any adjustments provided for in Section 15 hereof or otherwise, the Company shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. Any fractional Common Shares shall be rounded down to the nearest whole number, without payment or compensation in lieu thereof.

10.	Transfer

The Warrants are transferable and the term "Holder" shall mean and include any successor, transferee or assignee of the current or any future Holder. The Holder may transfer the Warrants by completing and delivering to the Company the transfer form attached as Schedule "B" hereto and subject to compliance with applicable securities laws.

11.	Not a Shareholder

Nothing in this Warrant Certificate or in the holding of the Warrants evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Company.

12.	No Obligation to Purchase

Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Company to issue any securities except those Common Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

13.	Ranking of Warrants

All Warrants of the Company shall rank pari passu, notwithstanding the actual date of the issue thereof.

14.	Covenants
(a)	The Company covenants and agrees that:
(i)

so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for should the Holder determine to exercise its rights in respect of all the Common Shares for the time being called for by such outstanding Warrants; and

(ii)

all Common Shares which shall be issued upon the due exercise of the Warrants in accordance with the terms of this Warrant Certificate, the Company will cause the Common Shares subscribed for and purchased in the manner herein provided to be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Company or to its creditors in respect thereof.

(b)	As long as any Warrants evidenced hereby remain outstanding, the Company shall use commercially reasonable efforts to:
(i)

make all requisite filings under the Securities Act (Ontario) and the regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such act and regulations; and

(ii)	preserve and maintain its corporate existence.
15.	Adjustment to Exercise Price
(a)

Adjustment: The rights of the Holder, including the number of Common Shares issuable upon the exercise of such Warrants, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section. The purpose and intent of the adjustments provided for in this Section is to ensure that the rights and obligations of the Holder are neither diminished nor enhanced as a result of any of the events set forth in paragraphs (b) or (c) of this Section. Accordingly, the provisions of this Section shall be interpreted and applied in accordance with such purpose and intent. For the avoidance of doubt, if any adjustment is made to the Exercise Price pursuant to the terms of this Warrant Certificate, a corresponding adjustment shall be made to the Acceleration Trigger Price.

(b)	The Exercise Price in effect at any date will be subject to adjustment from time to time as follows:
(i)	Share Reorganization: If and whenever at any time during the Adjustment Period, the Company shall:
(A)	subdivide, redivide or change the outstanding Common Shares into a greater number of Common Shares;
(B)	consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares; or
(C)

fix a record date for the issue of, or issue, Common Shares or securities convertible into or exchangeable for Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Common Shares under paragraphs 15(b)(i) and 15(b)(ii) hereof.

(ii)

Rights Offering: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Common Shares entitling the holders thereof, within a period expiring not more than 45 days after the record date for such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on such record date, then the Exercise Price shall be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus the number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 15(b)(ii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon the number of Common Shares (or securities convertible into or exchangeable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(iii)

Distribution: If and whenever at any time during the Adjustment Period, the Company shall fix a record date for the making of a distribution to all or substantially all of the holders of Common Shares of:

(A)	shares of any class other than Common Shares whether of the Company or any other corporation;
(B)

rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares or property or other assets of the Company (other than a Rights Offering as described in paragraph 15(b)(ii) above);

(C)	evidences of indebtedness; or
(D)

cash (including any cash dividend), securities or other property or assets then, in each such case and if such distribution does not constitute a Dividend Paid in the Ordinary Course, or fall under clauses (i) or (ii) above, the Exercise Price will be adjusted immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Company announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price. Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, provided that if two or more such record dates referred to in this paragraph 15(b)(iii) are fixed within a period of 25 Business Days, such adjustment will be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect based upon such rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(c)

Reclassifications: If and whenever at any time during the Adjustment Period, there is (i) any reclassification of, or redesignation of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 15(b) hereof), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Company with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change or exchange of the Common Shares into other shares or any other reorganization of the Company, or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Warrant Certificate which is thereafter exercised shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants. Any such adjustments may be made by and set forth in an instrument supplemental hereto approved by the board of directors of the Company, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)

If at any time during the Adjustment Period any adjustment or readjustment in the Exercise Price shall occur pursuant to the provisions of subsection 15(b) or 15(c) of this Warrant Certificate, then the number of Common Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

16.	Rules Regarding Calculation of Adjustment of Exercise Price
(a)

The adjustments provided for in Section 15 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest whole cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 15.

(b)

No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price and no adjustment in the number of Common Shares is required unless such adjustment would result in a change of at least one-hundredth of a Common Share; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)

No adjustment in the Exercise Price will be made in respect of any event described in Section 15, other than the events referred to in Sections 15(b)(i)(A) and 15(b)(i)(B), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised these Warrants prior to or on the effective date or record date of such event.

(d)

No adjustment in the Exercise Price will be made under Section 15 in respect of the issue from time to time of Common Shares issuable from time to time as Dividends Paid in the Ordinary Course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Share Reorganization (as described in 15(b)(i)).

(e)

If at any time a dispute arises with respect to adjustments provided for in Section 15, such dispute will be conclusively determined by the auditors of the Company or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Company and any such determination, subject to regulatory approval and absent manifest error, where required, will be binding upon the Company and the Holder. The Company will provide such auditors or chartered accountants with access to all necessary records of the Company.

(f)

In case the Company after the date of issuance of this Warrant Certificate takes any action affecting the Common Shares, other than action described in Section 15, which in the opinion of the board of directors of the Company, in their sole discretion, acting reasonably and in good faith, would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, as determined by the board of directors of the Company, but subject in all cases to the prior written consent of the Exchange, where required, and any necessary regulatory approval. Failure of the taking of action by the board of directors of the Company so as to provide for an adjustment pursuant to this Section 16(f) on or prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the board of directors of the Company has determined that it is equitable to make no adjustment in the circumstances.

(g)

If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(h)

In the absence of a resolution of the board of directors of the Company fixing a record date for any event which would require any adjustment pursuant to this Warrant Certificate, the Company will be deemed to have fixed as the record date therefor the date on which the event is effected.

(i)

As a condition precedent to the taking of any action which would require any adjustment pursuant to this Warrant Certificate, including the Exercise Price, the Company must take any corporate action which may be reasonably necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the Common Shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(j)

The Company will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 15 (other than the subdivision or consolidation of the Common Shares), forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(k)

The Company covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of its intention to fix a record date for any event referred to in Sections 15(a) and (b) (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date or the effective date for such event; provided that the Company is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days prior to each such applicable record date or effective date.

(l)

In any case that an adjustment pursuant to Section 15 shall become effective immediately after a record date for or an effective date of an event referred to herein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant Certificate, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the date of exercise of the Warrants or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Common Shares or of such other securities or property.

17.	Consolidation and Amalgamation
(a)	The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation

(herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, arrangement, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as the Company, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant Certificate, and
(ii)

the Warrants and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate, mutatis mutandis.

(b)

Whenever the conditions of Section 17(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

18.	Representation and Warranty

The Company hereby represents and warrants with and to the Holder that the Company is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants evidenced hereby and the Common Shares issuable upon the exercise hereof and to perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Company enforceable in accordance with its terms, provided that the enforcement thereof may be limited by laws affecting creditors' rights generally and that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

19.	If Share Transfer Books Closed

The Company shall not be required to deliver certificates or DRS Advice for Common Shares while the share transfer books of the Company are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the exercise of any Warrants and the surrender of this Warrant Certificate in accordance with the provisions hereof and the making of any subscription and payment for the Common Shares called for thereby during any such period, delivery of certificates or DRS Advice for Common Shares may be postponed for a period of time not exceeding three (3) Business Days after the date of the re-opening of said share transfer books. Provided, however, that any such postponement of delivery of certificates or DRS Advice shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates or DRS Advice for the Common Shares called for after the share transfer books have been re- opened.

20.	Lost Certificate

If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Company may, on such terms as it may in its discretion impose, issue and countersign a new certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost mutilated or destroyed.

21.	Governing Law

This Warrant Certificate shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The parties hereto hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Ontario.

22.	Severability

If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and
(b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant in any other jurisdiction.

23.	Amendments

The provisions of this Warrant Certificate may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company and the Holder.

24.	Headings

The headings of the articles, sections, subsections, clauses and subclauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or expand the meaning of any provision of this Warrant Certificate.

25.	Numbering of Sections, Etc.

Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

26.	Gender

Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine and neutral gender, and vice versa.

27.	Day not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

28.	Computation of Time Period

Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

29.	Binding Effect

This Warrant and all of its provisions shall enure to the benefit of the Holder and his heirs, executors, administrators, legal personal representatives, permitted assigns and successors and shall be binding upon the Company and its successors and permitted assigns.

30.	Notice

Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail, or if transmitted by electronic mail, to such party addressed as follows:

(a)	to the Holder, at the latest address of the Holder as recorded in the register to be maintained pursuant to Section 7 hereof; and
(b)	to the Company at:

Premium Nickel Resources Ltd.
One First Canadian Place

100 King Street West, Suite 3400
Toronto, Ontario M5X 1A4

Attention:Keith Morrison, Chief Executive Officer
Email:[Redacted – Confidential Information]

Attention:Timothy Moran, Chief Legal Officer
Email:[Redacted – Confidential Information]

with a copy, which shall not constitute notice to

Bennett Jones LLP

3400 One First Canadian Place, P.O. Box 130
Toronto, ON M5X 1A4

Attention:Andrew Disipio

Email:disipioa@bennettjones.com

Notice so mailed shall be deemed to have been given on the fifth (5th) Business Day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which applicable postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be provided that if such day is not a Business Day then the notice, request or other communication shall be deemed to have been given and received on the first Business Day following such day. Any party may from time to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

31.	Time of Essence

Time shall be of the essence hereof.

32.	Canadian Dollars

Except as otherwise expressly noted, all references herein to dollar amounts are to the lawful money of Canada.

33.	Signature and Electronic Copies

This Warrant Certificate may be signed digitally or by other electronic means, which shall be deemed to be an original and shall be deemed to have the same legal effect and validity as a certificate bearing an original signature. A signed copy of this Warrant Certificate transmitted by facsimile, email or other electronic transmission shall be deemed to have the same legal effect and validity as delivery of an originally executed copy of this Warrant Certificate, provided that if this Warrant Certificate bears a digital or electronic signature as contemplated above and the Company is delivering this Warrant Certificate by electronic transmission pursuant to this Section 33, then the Company represents to the Holder that the electronically transmitted Warrant Certificate is the only executed copy to be issued to the Holder by the Company. Physical possession of the original of this Warrant Certificate or any paper copy thereof shall confer no special status to the bearer thereof.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorized officer as of this                    day of                ,                         .

PREMIUM NICKEL RESOURCES LTD.

By:
	Name:	Timothy Moran
	Title:	Chief Legal Officer

[Signature Page –Warrant Certificate (June 2024 Private Placement)]

SCHEDULE "A"

SUBSCRIPTION FORM

TO: Premium Nickel Resources Ltd.

100 King Street West, Suite 3400

Toronto, Ontario, M5X 1A4

The undersigned holder of the within Warrant Certificate (the "Warrant Certificate") hereby irrevocably subscribes for Common Shares of Premium Nickel Resources Ltd. (the "Company") pursuant to the within Warrant Certificate at the Exercise Price per share specified in the said Warrant Certificate and encloses herewith cash or a certified cheque, wire transfer, money order or bank draft payable to or to the order of the Company in payment of the subscription price therefor and delivers the Warrant Certificate representing the Warrants entitling the undersigned to subscribe for the above mentioned number of Common Shares. Capitalized terms used herein have the meanings set forth in the within Warrant Certificate.

The undersigned hereby directs that the Common Shares be issued as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF COMMON SHARES

DATED this     day of               , 202     .

NAME:

Signature:

Address:

☐

Please check box if the Common Share certificate(s) or DRS Advice are to be delivered at the office where this certificate and the Warrant Certificate is surrendered, failing which the Common Share certificate(s) or DRS Advice will be mailed to the subscriber at the address set out above.

If any Warrants represented by the Warrant Certificate are not being exercised, a new Warrant Certificate representing the number of Warrants which are not exercised hereby will be issued and delivered with the Common Share certificate(s) or DRS Advice.

SCHEDULE "B"

FORM OF TRANSFER

FORVALUERECEIVED,theundersignedherebysells,assignsandtransfersunto

(include name and address of the transferee) Warrants exercisable for common shares of Premium Nickel Resources Ltd. (the "Company") registered in the name of the undersigned on the register of the Company maintained therefor, and hereby irrevocably appoints                                                             the attorney of the undersigned to transfer the said securities on the books maintained by the Company with full power of substitution.

Transferor certifies that this transfer is made in accordance with Section 6 of the Warrant Certificate.

DATED this            day of                    , 20    .

Signature of Transferor guaranteed by:

Name of Bank or Trust Company:	Signature of Transferor

Address of Transferor

Instructions:

1.	The name of the transferor must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.
2.

The signature of the Transferor on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange, and the Holder must pay any applicable transfer taxes or fees.

3.

If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the Warrant Certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

B-1

SCHEDULE "B"

FORM OF SUBSCRIPTION AGREEMENT

See attached.

B-1

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

PREMIUM NICKEL RESOURCES LTD.

- and -

[•]

[•], 2024

TABLE OF CONTENTS

ARTICLE 1 INTERPRETATION		1

1.1	DEFINITIONS	1
1.2	RULES OF CONSTRUCTION	9
1.3	RECITALS AND SCHEDULES	9
1.4	HEADINGS	9
1.5	GENDER AND NUMBER	10
1.6	TIME PERIODS	10
1.7	STATUTORY AND AGREEMENT REFERENCES	10
1.8	BUSINESS DAYS	10
1.9	INCLUDING	10
1.10	CURRENCY	10
1.11	INVALIDITY OF PROVISIONS	10
1.12	ENTIRE AGREEMENT	10
1.13	GOVERNING LAW AND SUBMISSION TO JURISDICTION	11
1.14	KNOWLEDGE	11
1.15	OWNERSHIP BY THE INVESTOR	11

ARTICLE 2 SUBSCRIPTION		11

2.1	SUBSCRIPTION AND ACCEPTANCE	11
2.2	USE OF PROCEEDS	11
2.3	ACKNOWLEDGEMENT OF INVESTOR	12
2.4	CLOSING CONDITIONS	12

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		12

3.1	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	12

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR		12

4.1	REPRESENTATIONS AND WARRANTIES OF THE INVESTOR	12
4.2	ACKNOWLEDGEMENTS OF THE INVESTOR	12

ARTICLE 5 SURVIVAL		15

5.1	SURVIVAL	15

ARTICLE 6 POST-CLOSING COVENANTS OF THE PARTIES		15

6.1	REPORTING ISSUER STATUS	15
6.2	STOCK EXCHANGE LISTING	15
6.3	POST-CLOSING FILINGS	15
6.4	STANDSTILL	16

ARTICLE 7 CLOSING AND DELIVERIES		18

7.1	CLOSING	18
7.2	DELIVERIES OF THE COMPANY	18
7.3	DELIVERIES OF THE INVESTOR	19

ARTICLE 8 INDEMNIFICATION		20

8.1	INDEMNIFICATION BY THE COMPANY	20
8.2	INDEMNIFICATION BY THE INVESTOR	20
8.3	LIMITATION ON INDEMNIFICATION	20
8.4	NOTIFICATION	21
8.5	DIRECT CLAIMS	22
8.6	THIRD PARTY CLAIMS	22
8.7	THIRD PARTY INDEMNIFICATION	23
8.8	ADJUSTMENT TO SUBSCRIPTION PRICE	23

ARTICLE 9 GENERAL MATTERS		24

- i -

9.1	NOTICES	24
9.2	PUBLIC NOTICES	25
9.3	ASSIGNMENT	25
9.4	FURTHER ASSURANCES	25
9.5	AMENDMENTS	26
9.6	WAIVERS	26
9.7	SUCCESSORS AND ASSIGNS	26
9.8	TIME OF THE ESSENCE	26
9.9	NO THIRD PARTY BENEFICIARIES	26
9.10	INJUNCTIVE RELIEF	26
9.11	EXPENSES	27
9.12	COUNTERPARTS	27
9.13	NO LIABILITY	27

Schedule "A"	Representations and Warranties of the Company	A-1

Schedule "B"	Representations and Warranties of the Investor	B-1

Schedule "C"	TSXV Form 4C – Corporate Placee Registration Form	C-1

Schedule "D"	Wire Instructions	D-1

- ii -

SUBSCRIPTION AGREEMENT

THIS AGREEMENT is made as of the [•] day of [•], 2024.

BETWEEN:

PREMIUM NICKEL RESOURCES LTD.,

a corporation existing under the laws of the Province
of Ontario (the "Company"),

– and –

[•],

a [type of entity] existing under the laws of [•] (the
"Investor").

RECITALS:

WHEREAS the Company wishes to issue and sell, and the Investor wishes to subscribe for and purchase [on behalf of certain mutual funds managed by it], the Purchased Units (as defined below) at the Offering Price (as defined below) (the "Purchase") in accordance with the provisions of this Subscription Agreement (this "Agreement");

AND WHEREAS the Purchase forms part of a larger offering by the Company of a minimum of 19,230,770 Units (as defined below) to certain subscribers at a price of C$0.78 per Unit (the "Offering Price") on a non-brokered private placement basis for aggregate gross proceeds of at least C$15,000,000 (the "Offering");

NOW THEREFORE in consideration of the respective covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties (as defined below) agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith: "Advisors" has the meaning attributed thereto in Section 2.3;

"Affiliate" means an affiliate for the purposes of the Securities Act (Ontario); "Agreement" has the meaning attributed thereto in the Recitals;

"Applicable Securities Laws" means, collectively, the applicable securities laws of each of the Reporting Jurisdictions, including their respective regulations, rulings, rules, orders and prescribed forms thereunder, the applicable published instruments and notices issued by the Securities Commissions, and the rules, requirements, policies, notices and regulations of the TSXV and of any other stock exchange, in each case, applicable to that Person;

"Authorization" means, with respect to any Person, any order, Permit, approval, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person, including the approval of the TSXV;

"BCL Limited (in Liquidation)" means BCL Limited (in Liquidation), a public company registered in accordance with the laws of the Republic of Botswana under registration number BW00000791068, and it successors and assigns;

"Benefit Plan" means any material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee, or consultant of the Company or the Company Subsidiaries;

"Business Day" means any day other than any day on which banks are permitted or required to be closed in Toronto, Ontario;

"Claims" means claims, demands, complaints, grievances, actions, applications, suits, causes of action, trials, mediation, arbitration, charges, indictments, prosecutions, proceedings (including any judicial, quasi-judicial, regulatory or administrative proceedings or investigations) or other similar processes before a Governmental Authority;

"Closing" means the completion on the date hereof of the issuance by the Company and the purchase by the Investor of the Purchased Units;

"Closing Date" means June [•], 2024, or such other date as the Parties may mutually agree upon in writing;

"Closing Time" means 8:00 a.m. (Toronto time) on the Closing Date;

"Common Shares" means the common shares in the capital of the Company and such other shares or other securities into which such securities are converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time;

"Company" has the meaning attributed thereto on Page 1 of this Agreement;

"Company Financial Information" has the meaning attributed thereto in Section 19 of Schedule "A";

"Company Fundamental Representations" means those representations and warranties set out in Section 1, Section 2, Section 6, Section 7, Section 13, Section 63,

Section 64, Section 65, Section 66 and Section 68 of Schedule "A";

"Company Indemnified Parties" has the meaning attributed thereto in Section 8.2;

"Company Information Record" means all information contained in any material change report, business acquisition report, financial statements, management's discussion and analysis, annual information form or other documents filed on the System for Electronic Document Analysis and Retrieval Plus (SEDAR+) by or on behalf of the Company pursuant to Applicable Securities Laws that is available to the public since June 29, 2023 (excluding, for purposes of disclosure against any representations and warranties in this Agreement, all such information included in any such filings that are (i) not historical facts to the extent that they are cautionary, predictive or forward-looking in nature, or (ii) not historical facts and are included in any risk factor section of such filings);

"Company Subsidiaries" means, collectively, the Material Subsidiaries, PNR Selkirk Group (Barbados) Limited, Premium Nickel Group Proprietary Limited and NAN Exploration Inc. and "Company Subsidiary" means any of them, as the circumstances require;

"Contract" means any written or oral agreement, indenture, contract, lease, sublease, deed of trust, licence, option, or other legally enforceable obligation of or in favour of the applicable Person;

"Damages" means any loss, liability, penalty, fine, damage or out-of-pocket expenses (including reasonable legal fees and expenses);

"Debt Instrument" means any loan, bond, debenture, promissory note or other instrument evidencing indebtedness (demand or otherwise) for borrowed money, to which a Person or any of its subsidiaries is a party or by which any of its property or assets are bound;

"Direct Claim" means any Claim not involving a Third-Party Claim which entitles an Indemnified Party to make a claim for indemnification under this Agreement;

"Dispute Notice" has the meaning attributed thereto in Section 8.5;

"DOM" means the Department of Mines within the Ministry of Resources and Energy of the Republic of Botswana;

"DRS Advice" has the meaning attributed thereto in Section 4.2(b);

"Environmental Laws" means all applicable Laws relating to the protection of the environment, occupational and human health and safety or the treatment, use, processing, storage, disposal, discharge, transport or handling of any Hazardous Substances;

"Fraud" means, with respect to any Party, the making of a false representation or warranty in this Agreement (i) with actual knowledge of any of the knowledge persons of the Company referenced in Section 1.14 (in the case of the Company) or any of the directors or officers of the Investor (in the case of the Investor) that such representation or warranty is false, (ii) with an intention to induce the Party to whom such representation or warranty is made to act or refrain from acting in reliance upon it, and (iii) causing that Party, in justifiable reliance upon such false representation or warranty, to take or refrain from taking action;

"Governmental Authority" means any government, regulatory authority, government department, agency, commission, board, tribunal or court having jurisdiction on behalf of any nation, province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

"Hazardous Substances" means any substance, material, pollutant, contaminant, chemical, or industrial, toxic or hazardous waste controlled, regulated, defined, designated or prohibited under Environmental Laws;

"IFRS" means International Financial Reporting Standards issued by the International Accounting Standards Board;

"Indemnification Notice" has the meaning attributed thereto in Section 8.4; "Indemnified Parties" has the meaning attributed thereto in Section 8.2; "Indemnifying Party" has the meaning attributed thereto in Section 8.4;

"Investor" has the meaning attributed thereto in the Recitals, subject to Section 1.15; ["Investor Expenses" has the meaning attributed thereto in Section 9.11;]

"Investor Fundamental Representations" means those representations and warranties set out in Section 1, Section 2, Section 3, Section 4, Section 5, Section 6, Section 10 and Section 11 of Schedule "B";

"Investor Indemnified Parties" has the meaning attributed thereto in Section 8.1;

["Investor Rights Agreement" means the investor rights agreement dated as of the Closing Date between the Investor and the Company;]1

"Law" means Applicable Securities Laws and all other statutes, regulations, statutory rules, orders, by-laws, codes, ordinances, decrees, the terms and conditions of any grant of approval, permission, authority or licence, or any judgment, injunction, order, decision, ruling, award, penalty, sanction policy or guideline, of any Governmental Authority, and the term "applicable" with respect to such Laws (other than in the capitalized term "Applicable Securities Laws") and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

"Leased Premises" means any premises which are material to the Company or the Company Subsidiaries and which any of the Company or the Company Subsidiaries occupies as a tenant, as applicable;

"Lien" means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by Law (statutory or otherwise), including any mortgage, lien, charge, hypothec, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre- emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant,

1Only in the case of the subscription agreement between Edgepoint Investment Group Inc. and the Company.

right of use or any other right, demand or claim of any kind or nature whatsoever which affects ownership or possession of, or title to, any interest in, or right to use or occupy, property or assets;

"Material Adverse Effect" means any change, event, occurrence, condition, circumstance, effect, fact or development that has, or would be likely to have, individually or in the aggregate, a material and adverse effect on: (i) the ability of the Company to construct, develop or operate the Selebi Property or the Selkirk Property, substantially in accordance with the development or life-of-mine plan, as applicable, for the Selebi Property or Selkirk Property at the time of the occurrence of such change, event, occurrence, condition, circumstance, effect, fact or development, if any; (ii) the ability of the Company to perform its obligations under this Agreement; or (iii) the legality, validity, binding effect or enforceability of this Agreement, in any case other than as a result of or attributable to:

(a)	changes in general economic conditions, commodity prices and the general mining industry;
(b)	changes or developments in general political, regulatory, financial or economic conditions or the state of credit, capital, currency or securities markets;
(c)	the adoption or proposed implementation of, or changes in, or interpretation of, Laws;
(d)	changes in generally applicable accounting rules or principles including changes in IFRS or U.S. GAAP;
(e)	any act of terrorism or any outbreak of hostilities, military action or war or any escalation or worsening thereof;
(f)	the announcement, pendency, consummation or implementation of this Agreement or the transactions contemplated by or any actions required or permitted pursuant to this Agreement; or
(g)	natural or man-made disaster or acts of God, widespread disease, civil unrest or similar event;

provided that in the case of (a) through (d) above such change, event, occurrence, condition, circumstance, effect, fact or development does not materially and adversely affect the Company disproportionately compared to other mining companies whose primary products include copper and nickel;

"Material Agreement" means, any material contract, commitment, agreement (written or oral), joint venture instrument, lease or other document, including a licence agreement to which a Person or any of its subsidiaries is a party or by which any of their property or assets are bound;

"material change" means a material change for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a change in the business, operations or capital of the Company and the Company Subsidiaries, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of any of the Company's securities and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

"material fact" means a material fact for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Common Shares;

"Material Subsidiaries" means collectively, PNR Amalco Ltd., Premium Nickel Resources International Ltd., PNR Selebi (Barbados) Limited and Premium Nickel Resources Proprietary Limited;

"Mineral Properties" means collectively, the Selebi Property and the Selkirk Property;

"Mineral Rights" means, collectively, the Selebi Mineral Right and the Selkirk Mineral Rights;

"misrepresentation" means a misrepresentation for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"Money Laundering Laws" has the meaning attributed thereto in Section 33 of Schedule "A";

"NI 43-101" means National Instrument 43-101 – Standards of Disclosure for Mineral Projects;

"NI 45-106" means National Instrument 45-106 – Prospectus Exemptions;

"Notice" has the meaning attributed thereto in Section 9.1;

"Offering" has the meaning attributed thereto in the Recitals;

"Offering Price" has the meaning attributed thereto in the Recitals;

"Parties" means, together, the Company and the Investor;

"Permit" means any licence, permit, approval, consent, certificates, registration or other authorization of or issued by any Governmental Authority, including under Environmental Laws;

"Person" includes any individual, corporation, limited partnership, general partnership, joint stock corporation or association, joint venture association, trust, bank, trust corporation, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;

"personal information" has the meaning attributed thereto in Section 4.2(c);

["Prior Agreements" has the meaning attributed thereto in Section 6.4(a)(i);]2

"Purchase" has the meaning attributed thereto in the Recitals;

"Purchased Units" means the [•] Units issued to the Investor pursuant to the Purchase;

"Reporting Jurisdictions" means, collectively, British Columbia, Alberta, Manitoba and Ontario;

"Representative" means, collectively, in respect of a Party, each Person that is or becomes (i) a subsidiary or Affiliate of the Party, and in the case of the Investor including any Person managed by the Investor, or (ii) an officer, director, employee, partner, attorney, advisor, accountant, or agent of the Party or of any of the Party's subsidiaries or Affiliates, but does not include any potential financing or equity sources of such Party without the other Party's express prior written consent;

"RTO Transaction" means the transactions completed on August 3, 2022 in accordance with the amalgamation agreement dated April 25, 2022 pursuant to which, among other things, Premium Nickel Resources Corporation completed a "reverse take-over" of North American Nickel Inc. pursuant to the policies of the TSXV;

"SEC" means United States Securities and Exchange Commission;

"Securities Commissions" means the applicable securities commissions or securities regulatory authority in each of the Reporting Jurisdictions;

"Selebi Mineral Right" means the Mining Licence No. 2022/1L issued on February 1, 2022 in favour of Premium Nickel Resources Proprietary Limited by the DOM;

"Selebi Property" means, collectively, the Selebi and Selebi North nickel-copper-cobalt mines in Botswana, owned indirectly by the Company, together with the Selebi Mineral Right, and any operating licences, leases (including surface leases), permits, assets, infrastructure and other property associated therewith;

"Selebi Purchase Agreement" means the asset purchase agreement dated as of September 28, 2021 between Trevor Glaum N.O., in his capacity as liquidator of BCL Limited (in Liquidation), BCL Limited (in Liquidation), Premium Nickel Resources Proprietary Limited and Premium Nickel Resources Corporation in respect of the Selebi Property, as amended by the amending agreement dated January 19, 2022 among Trevor Glaum N.O., in his capacity as liquidator of BCL Limited (in Liquidation), BCL Limited (in Liquidation), Premium Nickel Resources Proprietary Limited and the "Purchaser Guarantors" (as defined in such agreement);

"Selebi Technical Report" means the report titled "Technical Report on Selebi Mines, Central District, Republic of Botswana" dated June 16, 2022, with an effective date of March 1, 2022, prepared by SLR Consulting (Canada) Ltd.;

[2]	Maintain defined term if concept is relevant to the Investor.

"Selkirk Mineral Rights" means, collectively, the Mining Licence No. 2022/7L issued on July 12, 2022 by the DOM, and Prospecting Licences No. 050/2010, 051/2010, 071/2011 and 210/2010 issued on July 26, 2022 by the DOM, each in favour of Premium Nickel Group Proprietary Limited;

"Selkirk Property" means, collectively, the Selkirk nickel-copper-platinum-group metals mine in Botswana, owned indirectly by the Company, together with the Selkirk Mineral Rights, and any operating licences, leases (including surface leases), permits, assets, infrastructure and other property associated therewith;

"Selkirk Purchase Agreement" means the asset purchase agreement dated as of January 19, 2022 between Trevor Glaum N.O. and Sivalutchmee Moodliar N.O., in their respective capacities as co-provisional liquidators of Tati Nickel Mining Company Proprietary Limited (In Liquidation), Tati Nickel Mining Company Proprietary Limited (In Liquidation), Premium Nickel Group Proprietary Limited, Premium Nickel Resources Corporation and Premium Nickel Resources International (Barbados) Limited in respect of the Selkirk Property;

"Selkirk Technical Report" means the report titled "NI 43-101 Technical Report Selkirk Nickel Project, North East District, Republic of Botswana" dated April 12, 2023, with an effective date of March 31, 2023, prepared by G Mining Services Inc.;

"Subscription Price" means, in respect of the Purchased Units, an aggregate subscription price of C$[•], representing a subscription price of C$0.78 per Purchased Unit;

"subsidiary" means any corporation, limited partnership, general partnership, joint stock corporation or association, joint venture association, trust or any other entity of which the Company owns more than 50% of the voting rights or economic interests;

"Third Party Claim" means any Claim that is instituted or asserted by any Person (other than a Party), including a Governmental Authority, against an Indemnified Party which entitles the Indemnified Party to make a claim for indemnification under this Agreement;

"Transfer Agent" has the meaning attributed thereto in Section 6.1;

"TSXV" means the TSX Venture Exchange;

"TSXV Approval" means, collectively (i) the acceptance by the TSXV of the issuance and sale of the Purchased Units to the Investor and the entering into by the Company of the Investor Rights Agreement, and (ii) the approval, conditional or otherwise, of the TSXV for the listing of the Unit Shares and the Warrant Shares, in each case on the terms and conditions set out herein;

"Underlying Securities" means, collectively, the Unit Shares, Warrants and the Warrant Shares being offered by the Company pursuant to the Offering;

"Unit" means the security comprised of one Common Share and one Warrant;

"Unit Shares" means the [•] Common Shares issued pursuant to and comprising part of the Purchased Units;

"U.S. Person" means a "U.S. person" as defined in Rule 902(k) of Regulation S adopted by the SEC under the U.S. Securities Act;

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"Warrant" means a Common Share purchase warrant entitling the holder thereof to subscribe for and purchase from treasury one Common Share on the terms and subject to the conditions hereinafter set forth in the Warrant Certificate;

"Warrant Certificate" means the certificate representing Warrants to be dated the Closing Date;

"Warrant Share" means a Common Share issuable upon the exercise of a Warrant;

"Willful Breach" means, with respect to any representation, warranty, agreement or covenant in this Agreement, a material breach of this Agreement that is a consequence of an act or omission by the breaching Party with the actual knowledge that the taking of such act or failure to act, as applicable, would, or would be reasonably expected to, cause a breach of this Agreement; and

"Written Public Statement" has the meaning attributed thereto in Section 9.2.

1.2	Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof, and references to an "Article", "Section" or "Schedule" followed by a number or letter refer to the specified Article or Section of or Schedule to this Agreement.

1.3	Recitals and Schedules

The Recitals and the Schedules to this Agreement form an integral part of this Agreement. The following Schedules are attached to this Agreement:

Schedule "A" – Representations and Warranties of the Company

Schedule "B" – Representations and Warranties of the Investor

Schedule "C" – TSXV Form 4C – Corporate Placee Registration Form

Schedule "D" – Wire Instructions

1.4	Headings

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5	Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.6	Time Periods

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day. All references to times of the day are to the times of the day in Toronto, Ontario.

1.7	Statutory and Agreement References

Except as otherwise provided in this Agreement: (a) any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as they may have been or may from time to time be amended, re-enacted or replaced; and (b) any reference in this Agreement to an agreement or a contract shall mean such agreement or contract, as the same may be amended, renewed, supplemented, extended and/or restated from time to time.

1.8	Business Days

If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day that is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

1.9	Including

Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

1.10	Currency

Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in the currency of Canada.

1.11	Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.12	Entire Agreement

This Agreement [and the Investor Rights Agreement] constitute[s] the entire agreement between the Parties pertaining to the subject matter hereof and thereof and supersede all prior contracts, agreements, commitments and undertakings relating to the subject matter hereof and thereof (including, for greater certainty, the Binding Term Sheet dated June 4, 2024 between the Company and the Investor [and the subscription agreement dated June 28, 2023 between the

Company and the Investor] 3)]. Each Party acknowledges that in entering into this Agreement it is relying solely on the specific representations and warranties set forth in this Agreement and is not relying on any information relating to the other Party, including information made available to such Party by the other Party (in documents or materials, whether orally or in writing, responses to questions submitted by or on behalf of such Party or in any other form) in expectation of the transactions contemplated by this Agreement.

1.13	Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario and the Laws of Canada applicable therein. The Parties submit to the exclusive jurisdiction of the courts of the Province of Ontario situated in the City of Toronto in any Claim arising out of or related to this Agreement and agree that all Claims shall be heard and determined in such Ontario courts and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

1.14	Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Company, it shall be deemed to refer to the best of the knowledge, information and awareness of the Chief Executive Officer, Chief Financial Officer and Chief Legal Officer of the Company after having made due and applicable inquiry and investigation in connection with such facts and circumstances.

1.15	Ownership by the Investor

In this Agreement, any reference to the ownership by the Investor of securities of the Company shall be deemed to include any securities of the Company owned by any Person [managed by the Investor][acting jointly or in concert with the Investor]4 at the relevant time.

ARTICLE 2

SUBSCRIPTION

2.1	Subscription and Acceptance

Subject to the terms and conditions of this Agreement, the Investor hereby subscribes for, and agrees to purchase at the Closing Time, and the Company hereby accepts such subscription and agrees to issue from treasury, as applicable, and sell to the Investor at the Closing Time, the Purchased Units at the Subscription Price.

2.2	Use of Proceeds

Net proceeds from the Offering will be solely used by the Company and the Company Subsidiaries to advance the exploration and development of the Company's mineral assets in Botswana and for general corporate purposes. No portion of the net proceeds from the Offering will be used by the Company or any of its Affiliates to acquire or advance any project outside Botswana, except

[3]	To be included only for EdgePoint.
[4]	To be adjusted depending on the subscriber.

for expenditures not exceeding C$125,000 per annum, in the aggregate, required for maintenance of existing mineral rights held by the Company or its Affiliates.

2.3	Acknowledgement of Investor

The Investor hereby acknowledges that the Company may, in connection with the Offering, pay to Fort Capital Securities Ltd. and SCP Resource Finance Group (together, the "Advisors") an advisory fee in the amount of up $800,000 (which may be settled in Units at the Offering Price) and up $250,000, respectively, and will reimburse the Advisors for any pre-approved out-of- pocket fees and expenses incurred by the Advisors in connection with their engagement by the Company, including, in each case, any applicable tax or taxes payable by the Advisor with respect to such amounts.

2.4	Closing Conditions

The Company hereby acknowledges that the Offering is subject to a minimum offering size of C$15,000,000.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1	Representations and Warranties of the Company

The Company represents and warrants to the Investor as set forth in Schedule "A" hereto as of the date hereof and acknowledges that the Investor is relying on such representations and warranties for the purpose of entering into this Agreement and subscribing to the Purchased Units.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

4.1	Representations and Warranties of the Investor

The Investor represents and warrants to the Company as set forth in Schedule "B" hereto as of the date hereof and acknowledges that the Company is relying on such representations and warranties for the purpose of entering into this Agreement and selling and issuing the Purchased Units to the Investor.

4.2	Acknowledgements of the Investor
(a)	The Investor acknowledges and accepts that:
(i)	the offer, sale and issuance of the Purchased Units is being made on a "private placement" basis exempt from the prospectus requirements under Applicable Securities Laws;
(ii)

(1) no Securities Commission, stock exchange or other Governmental Authority has reviewed or passed on the merits of the Purchased Units or the Underlying Securities; (2) there is no government or other insurance covering the Purchased Units or the Underlying Securities; and (3) there are risks associated with the purchase of the Purchased Units and the Underlying Securities;

(iii)

the purchase of the Purchased Units has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Purchased Units is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(iv)

no prospectus or other offering document has been filed by the Company with a Securities Commission or other securities regulatory authority in any province of Canada, or any other jurisdiction in or outside of Canada in connection with the issuance of the Purchased Units, and such issuance is exempt from the prospectus requirements otherwise applicable under the provisions of Applicable Securities Laws and, as a result, in connection with its purchase of the Purchased Units hereunder, as applicable:

(A)	it may not receive information that would otherwise be required under Applicable Securities Laws or be contained in a prospectus prepared in accordance with Applicable Securities Laws;
(B)	the Investor is restricted from using most of the protections, rights and remedies available under Applicable Securities Laws, including statutory rights of rescission or damages;
(C)	the Investor is relieved from certain obligations that would otherwise apply under Applicable Securities Laws; and
(D)

there are restrictions on its ability to resell the Purchased Units and the Underlying Securities under Applicable Securities Laws, and it is the Investor's own responsibility to know and comply with those restrictions before selling the Purchased Units or the Underlying Securities and the Company has not agreed to take any action to facilitate such resale in accordance with Applicable Securities Laws.

(b)

Subject to Section 6.3(b), the Investor acknowledges and accepts that the Purchased Units and the Underlying Securities (to the extent issued within the relevant hold period) will be subject to certain resale restrictions imposed under Applicable Securities Laws including, without limiting the generality of the foregoing, the requirement that the Purchased Units and the Underlying Securities (to the extent issued within the relevant hold period) not be traded for a period of four months from the Closing and that a direct registration system (DRS) advice (a "DRS Advice") representing the Unit Shares and the Warrant Shares (to the extent issued within the relevant hold period) shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER  OF  THIS  SECURITY  MUST  NOT  TRADE  THE

SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].

and if applicable under the policies of the TSXV, the additional legend as follows:

WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [THE DATE WHICH IS FOUR MONTHS AND ONE DAY AFTER THE CLOSING DATE WILL BE INSERTED].

(c)

The Investor is hereby notified by the Company that (i) the Company is required to provide information ("personal information") pertaining to the Investor required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including the Investor's name, address, telephone number and the number of securities purchased), which Form 45-106F1 is required to be filed by the Company under NI 45-106; (ii) the personal information will be delivered to the Ontario Securities Commission in accordance with Applicable Securities Law; (iii) such personal information is being collected indirectly by the Ontario Securities Commission under the authority granted to it under Applicable Securities Law; (iv) such personal information is being collected for the purposes of the administration and enforcement of Applicable Securities Law of the Province of Ontario; and (v) the public officials in the Province of Ontario who can answer questions about the Ontario Securities Commission's indirect collection of such personal information can be reached at the Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314. By executing this Agreement, the Investor hereby authorizes the indirect collection of such personal information by the Ontario Securities Commission. Furthermore, if applicable, the Investor acknowledges and consents to the disclosure of such information to the TSXV pursuant to TSXV Form 4B – Notice of Private Placement or otherwise pursuant to TSXV approval requirements and the filings associated therewith. The Company may disclose such information to the TSXV and the Investor expressly consents to the collection, use and disclosure of such information by the TSXV for the purposes described in Appendix 6A or Appendix 6B to the TSXV's Corporate Finance Manual or as otherwise identified by the TSXV, from time to time.

(d)

The Investor acknowledges that neither the Purchased Units nor the Underlying Securities have been, nor will be, registered under the U.S. Securities Act or the securities laws of any state, and may not be offered or sold in the United States or to a U.S. Person, unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available.

ARTICLE 5

SURVIVAL

5.1	Survival
(a)

The representations and warranties contained in Schedule "A" and Article 4 shall survive the Closing for the same period of time during which an obligation to indemnify exists pursuant to Sections 8.1, 8.2 and 8.3, as applicable.

(b)	All covenants contained in this Agreement that are to be complied with after the Closing shall survive the Closing.

ARTICLE 6

POST-CLOSING COVENANTS OF THE PARTIES

6.1	Reporting Issuer Status

For a period of two years following the Closing Date, the Company shall use commercially reasonable efforts to remain a reporting issuer under Applicable Securities Laws in the Reporting Jurisdictions, not in default of any material requirement of such Applicable Securities Laws, provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company ceasing to be a "reporting issuer", so long as the holders of Common Shares receive securities of an entity which is listed on a stock exchange in Canada or cash or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate Laws and Applicable Securities Laws.

6.2	Stock Exchange Listing

The Company shall use commercially reasonable efforts to maintain the listing of the Common Shares on the TSXV, and to not take any action for a period of two years after the Closing Date which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from the TSXV or on or from any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company), provided that this covenant shall not prevent the Company from completing any transaction which would result in the Company graduating to the Toronto Stock Exchange or any national securities exchange registered under the U.S. Exchange Act, as applicable, or ceasing to be listed on the TSXV (or any securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted (by action of the Company)) so long as the holders of the Common Shares receive securities of an entity which is listed on a stock exchange in Canada, a national securities exchange in the United States or cash, or the holders of the Common Shares have approved the transaction in accordance with the requirements of applicable corporate Laws and Applicable Securities Laws and the policies of the TSXV (or any other securities exchange, market or trading or quotation facility on which the Common Shares are then listed or quoted, as applicable).

6.3	Post-Closing Filings
(a)	Following the Closing Time, the Company will:

(i)	file with the TSXV, within the time and in the form prescribed by TSXV rules and regulations, all documentation required to satisfy the conditions for TSXV Approval; and
(ii)

file with the applicable Securities Commissions, within the time period and in the form prescribed by Applicable Securities Laws following the Closing Time, a Form 45-106F1 under NI 45-106 with respect to the distribution of the Purchased Units, and in each case will pay any fees payable in connection therewith.

(b)

Upon the request of the Investor and subject to the receipt of confirmatory advice from its outside legal counsel, the Company shall, or shall use commercially reasonable efforts to cause Computershare Investor Services Inc. (or its successor as registrar and transfer agent for the Shares) (the "Transfer Agent"), as applicable, at no cost to the Investor, to remove from and/or not apply to such Purchased Units (or any certificate or DRS Advice representing such Unit Shares or the Warrant Shares), as applicable, any legends (including, if applicable, the legends set out in Sections 4.2(b)) prescribed by Applicable Securities Laws that under Applicable Securities Laws are no longer required to be applied to, or are no longer applicable to, any Purchased Units, the Unit Shares, the Warrants and the Warrant Shares (or any certificate or DRS Advice representing such Unit Shares, Warrants or Warrant Shares) and to deliver, or cause to be delivered at no cost to the Investor, certificates or DRS Advice representing such Unit Shares or Warrant Shares that do not bear such legend. Upon any request by the Investor pursuant to this Section, and provided that the Company's counsel is reasonably satisfied that the conditions set forth in this Section have been met, the Company shall use its commercially reasonable efforts to cause its counsel to issue a legal opinion to the Transfer Agent, if and when required by the Transfer Agent, to evidence the foregoing.

6.4	Standstill
(a)

During the period of two years from the date of this Agreement, the Investor shall not and shall not permit any of its Representatives to act on its behalf to, directly or indirectly, whether alone or in concert with others, without the prior written consent of the Company:

(i)

acquire or agree to acquire or make any proposal or offer to acquire, directly or indirectly, in any manner, any securities of the Company or of any of the Company Subsidiaries (or any securities convertible, exercisable or exchangeable into such securities) or any portion of the assets of any of them[, other than pursuant to any existing agreements or commitments between the Company and the Investor (collectively, "Prior Agreements") and the Investor Rights Agreement][5], or pursuant to the exercise of any convertible securities of the Company;

(ii)	commence a take-over bid for any securities of the Company;

[5]	Maintain defined term if concept is relevant to the Investor.

(iii)

effect, seek, offer or propose any purchase, take-over bid, amalgamation, merger, arrangement, business combination, re-organization, restructuring, liquidation, disposition of a portion of the assets or other transaction by or with respect to the Company or any of the Company Subsidiaries, other than pursuant to the Warrants[, the Investor Rights Agreement or any Prior Agreements][6];

(iv)	solicit proxies from the security holders of the Company or form, join or participate in a group to so solicit with a view to replacing the members of the board of directors of the Company;
(v)	engage in short sales of any of the securities of the Company or any of the Company Subsidiaries;
(vi)	assist, advise or encourage any other Person to engage in any of the activities from which the Investor and its Representatives are restricted by this Section 6.4(a); or
(vii)	make any public announcement with respect to any action prohibited pursuant to the foregoing.
(b)

Notwithstanding the foregoing, the restrictions in Section 6.4(a) shall not restrict the Investor or its Representatives from making any proposal regarding a transaction with the Company directly to the board of directors of the Company on a confidential basis provided that the Investor and its Representatives do not make any public announcement in respect thereof except as required by Applicable Law.

(c)

Notwithstanding the foregoing, the limitations and prohibitions set forth in Section 6.4(a) shall not apply from and after: (i) the commencement or public announcement of a take-over bid, which if completed would result in the acquisition of more than 50% of the then-outstanding voting securities of the Company by any Person or group of Persons (other than the Investor, its Representatives or joint actors of the Investor or any of its Representatives) and in respect of which the board of directors of the Company has recommended acceptance thereof; (ii) the approval or entering into by the Company of, or the public announcement of the approval or entering into by the Company of, a transaction or definitive agreement providing for a transaction, which if completed would result in the acquisition of more than 50% of the then-outstanding voting securities of the Company or all or substantially all of the assets of the Company by any Person or group of Persons (other than the Investor, its Representatives or joint actors of the Investor or any its Representatives).

(d)

Following the expiry of Section 6.4(a) or Section 6.4(a) otherwise ceasing to apply, the Investor and its Representatives shall not be prohibited or restricted from undertaking any of the activities set out in Section 6.4(a).

(e)	Notwithstanding the foregoing and subject to Section 6.4(f), nothing in Section 6.4(a) shall prevent the Investor from acquiring and voting up to 19.9% of

[6]	Maintain defined term if concept is relevant to the Investor.

the outstanding securities of any class of the Company, whether pursuant to this Agreement or otherwise.

(f)

Notwithstanding the foregoing, nothing in Section 6.4(a) shall prevent the Investor or its Representatives from acquiring securities of the Company on a negotiated basis from the treasury of the Company, whether pursuant to this Agreement or otherwise.

ARTICLE 7

CLOSING AND DELIVERIES

7.1	Closing
(a)

Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Units shall be completed electronically at the Closing Time or at such other place as the Company and the Investor may agree upon.

(b)

The Investor shall pay the Subscription Price, by wire transfer of immediately available funds in accordance with wire transfer instructions provided by the Company attached hereto as Schedule "D" against delivery by the Company to the Investor of a DRS Advice or certificate representing the Purchased Units.

7.2	Deliveries of the Company
(a)	The Company hereby delivers or causes to be delivered to the Investor the following:
(i)	a certificate of status of the Company evidencing the good standing of the Company in its jurisdiction of incorporation;
(ii)

a certificate dated the date hereof, signed by a duly authorized officer of the Company (in his or her capacity as officer and without personal liability), with respect to the constating documents of the Company, all resolutions of the board of directors of the Company relating to this Agreement and the transactions contemplated hereby and the incumbency and specimen signatures of the Company's signing officers;

(iii)	a DRS Advice representing the Unit Shares as directed in writing by the Investor prior to Closing;
(iv)	a duly executed Warrant Certificate evidencing the Warrants forming part of the Purchased Units;
(v)	[a duly executed Investor Rights Agreement;] [7]
(vi)	a customary and favourable title opinion with respect to the Company's Mineral Rights;

[7]	Maintain for EdgePoint.

(vii)

opinions of counsel to the Company (including applicable local counsel, as necessary) addressed, among others, to the Investor in respect of such matters customarily addressed in legal opinions delivered in connection with a private placement in Canada, in form and substance satisfactory to the Investor, acting reasonably;

(viii)	evidence satisfactory to the Investor of the TSXV Approval;
(ix)	a minimum offering size of at least C$15,000,000 of gross proceeds; and
(x)	such other deliverables relating to the transactions contemplated by this Agreement as the Investor may reasonably request.
(b)	By executing this Agreement, the Investor acknowledges receipt of the items delivered pursuant to this Section 7.2 and that such items are in form and substance satisfactory to the Investor.
7.3	Deliveries of the Investor
(a)	The Investor hereby delivers or causes to be delivered to the Company the following:
(i)

the Subscription Price, net of the Investor Expenses identified as of closing which are required to be reimbursed by the Company, pursuant to Section 9.11, paid pursuant to and in accordance with Section 7.1(b);

(ii)

to the extent requested by the TSXV, a completed and duly executed TSXV Form 4C – Corporate Placee Registration Form in the form attached hereto as Schedule "C" if it does not have a current Form 4C on file with the TSXV and Declaration and Personal Information Forms in respect of each "Insider" of the Investor (as such term is defined pursuant to Policy 1.1 of the TSXV);

(iii)	[a duly executed Investor Rights Agreement][8]; and
(iv)	such other deliverables relating to the transactions contemplated by this Agreement as the Company may reasonably request.
(b)	By executing this Agreement, the Company acknowledges receipt of the items delivered pursuant to this Section 7.3 and that such items are in form and substance satisfactory to the Company.

[8]	Maintain for EdgePoint.

ARTICLE 8

INDEMNIFICATION

8.1	Indemnification by the Company

The Company shall indemnify and hold harmless the Investor and its directors, officers, employees, securityholders, Affiliates and agents (collectively, the "Investor Indemnified Parties") from and against all Damages in any way caused by, or arising directly or indirectly from or in consequence of:

(a)	any breach of any representation or warranty of the Company contained in this Agreement or in any certificate delivered by the Company pursuant to this Agreement;
(b)	any non-fulfillment or breach on the part of the Company of any covenant or agreement contained in this Agreement; or
(c)	the non-compliance by the Company with any Applicable Securities Laws with respect to the transactions contemplated by this Agreement.
8.2	Indemnification by the Investor

The Investor shall indemnify and hold harmless the Company and its directors, officers, employees, securityholders, Affiliates and agents (collectively, the "Company Indemnified Parties" and, together with the Investor Indemnified Parties, the "Indemnified Parties") from and against all Damages in any way caused by, or arising directly or indirectly from or in consequence of:

(a)	any breach of any representation or warranty of the Investor contained in this Agreement or in any certificate delivered by the Investor pursuant to this Agreement;
(b)	any non-fulfillment or breach on the part of the Investor of any covenant or agreement contained in this Agreement; or
(c)

the non-compliance by the Investor with any Applicable Securities Laws or the rules, requirements, policies, notices and regulations of the TSXV with respect to the transactions contemplated by this Agreement.

8.3	Limitation on Indemnification
(a)	The obligations of the Company and the Investor under Section 8.1(a) or Section 8.2(a), respectively, shall be subject to the following limitations:
(i)	the obligations of the Company under Section 8.1(a) shall (i) with respect to the Company Fundamental Representations, survive indefinitely, and

(ii)with respect to the other representations and warranties of the Company, terminate 36 months after the Closing; and

(ii)	the obligations of the Investor under Section 8.2(a) shall (i) with respect to the Investor Fundamental Representations, survive indefinitely, and

(ii) with respect to the other representations and warranties of the Investor, terminate 24 months after the Closing;

except, in either case: (x) with respect to bona fide Claims by Indemnified Parties set forth in written notices given by an Indemnified Party to an Indemnifying Party within the survival period specified above, in which case the obligation of the Indemnifying Party shall survive until the final determination of such Claims; or (y) in the case of Fraud or Willful Breaches, in which case liability will survive and continue in full force and effect without limitation of time.

(b)	In no event shall the Indemnifying Party's aggregate liability under this Agreement exceed 100% of the Subscription Price.
(c)

No Indemnified Party is entitled to double recovery for any Damages even though they may have resulted from the breach or inaccuracy of, or the failure to fulfill or perform, more than one of the representations, warranties, covenants or obligations of the Indemnifying Party in this Agreement.

(d)

Notwithstanding anything to the contrary contained herein, no Party shall be liable for any indirect, special or consequential damages of the other Party nor for the loss of revenues or profits arising from, based upon, occasioned by or attributable to the execution of this Agreement or a breach of any representation, warranty, covenant or obligation under this Agreement, regardless of whether such a liability arises in tort (including negligence), contract, fundamental breach or breach of a fundamental term, misrepresentation, breach of warranty, breach of fiduciary duty, indemnification or otherwise.

(e)

The Parties agree that the rights and remedies that a Party may have against the other Party for a breach of any representation, warranty, covenant or obligation under this Agreement are exclusively governed by this Agreement. Accordingly, each Party waives any and all rights, remedies and claims that it may have against another Party, whether at Law, or otherwise, directly or indirectly, relating to a breach of any representation, warranty, covenant or obligation under this Agreement other than the rights of indemnity set forth in this Article 8, except as explicitly contemplated in this Article 8 or in Section 9.10. Notwithstanding anything herein to the contrary, no inaccuracy of any representation or warranty given in this Agreement, or failure to fulfill or perform any covenant contained under this Agreement will give rise to any right on the part of any Party, after the Closing, to rescind this Agreement or any of the transactions contemplated hereby.

(f)	Nothing in this Agreement in any way restricts or limits any general obligation at Law of an Indemnified Party to mitigate any Damages that it may suffer or incur in respect therewith.
8.4	Notification

Promptly upon obtaining knowledge thereof, but in no event later than 20 Business Days upon obtaining knowledge thereof, an Indemnified Party seeking indemnification from a Party will notify such Party in writing (the "Indemnifying Party") of any Direct Claim or Third Party Claim (the "Indemnification Notice"). No Claim may be asserted or commenced against an Indemnifying

Party under this Article 8 unless an Indemnification Notice is received by the Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such Claim (including, to the extent known, the nature and estimated amount of the Damages and, in case of a Third Party Claim, the identity of any and all Persons making the Third Party Claim) on or prior to the date on which the representation, warranty, covenant or obligation on which such Claim is based ceases to survive as set forth in this Agreement. The failure to give, or delay in giving, an Indemnification Notice will relieve the Indemnifying Party of its obligations under this Article 8 only to the extent that the Damages for which the Indemnifying Party is responsible under this Article 8 may not be mitigated or defended against, or is increased by such failure or delay.

8.5	Direct Claims
(a)

Following receipt of an Indemnification Notice pursuant to Section 8.4 relating to a Direct Claim, the Indemnifying Party shall have 60 days to investigate the Direct Claim and respond in writing. For purposes of the investigation, the Indemnified Party shall fully cooperate in a timely manner with the investigation, including by making available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Direct Claim, together with such other information as the Indemnifying Party may reasonably request.

(b)

If the Indemnifying Party disputes the validity or amount of the Direct Claim, the Indemnifying Party shall provide written notice of the dispute (a "Dispute Notice") to the Indemnified Party within the 60 day period specified in Section 8.5(a). The Dispute Notice must describe in reasonable detail the nature of the Indemnifying Party's dispute. During the 30 day period immediately following receipt of a Dispute Notice by the Indemnified Party, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve the dispute. If the Indemnifying Party and the Indemnified Party fail to resolve the dispute within that 30 day period, the Indemnified Party may pursue all rights and remedies available to it under the terms of this Agreement. If the Indemnifying Party fails to respond in writing to the Direct Claim within the 60 day period specified in Section 8.5(a), the Indemnifying Party is deemed to have rejected the Direct Claim, in which event the Indemnified Party may pursue all rights and remedies available to it under the terms of this Agreement.

8.6	Third Party Claims
(a)

If any Third Party Claim is asserted against any Indemnified Party for which such Indemnified Party may seek indemnification hereunder, such Indemnified Party will notify the Indemnifying Party in accordance with Section 8.4. Within 60 days of its receipt of the Indemnification Notice, the Indemnifying Party shall be entitled (but not required) to assume the defence of the Third Party Claim with counsel of its own selection.

(b)

The Indemnified Party shall have the right to retain other counsel to act on his, her or its behalf and to participate in the defence of a Third Party Claim, provided that the reasonable fees and disbursements of such counsel shall be paid by the Indemnifying Party only if: (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of the other counsel; (ii) the Indemnifying Party fails to assume the defence of such Claim within 60 days of its receipt of the Indemnification Notice; or (iii) the named parties to any such Claim (including any added third or impleaded party) include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have been advised by counsel that representation of the Indemnified Party by counsel for the Indemnifying Party is inappropriate as a result of potential or actual differing interests of such Persons.

(c)

If the Indemnifying Party controls the defence of a Third Party Claim, then the Indemnified Party will use its commercially reasonable efforts: (i) to cooperate with the Indemnifying Party in evaluating and participating in the defence of such claim; and (ii) to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in the defence of such claim. In addition, the Indemnified Party shall, at the request of the Indemnifying Party, make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party reasonably required by the Indemnifying Party for its use in the investigation or defence of any Third Party Claim.

(d)

The Indemnifying Party shall not, without the prior express written consent of the Indemnified Party, consent to any judgment or effect any settlement of any pending or threatened Third Party Claim in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party without the prior consent of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed) unless: (i) such settlement includes an unconditional release of the Indemnified Party from all liability that is the subject matter of Third Party Claim; and (ii) the Indemnifying Party has indemnified the Indemnified Party in conjunction with such consent or settlement.

8.7	Third Party Indemnification

With respect to any Indemnified Party that is not a Party to this Agreement, the Investor or the Company, as the case may be, shall obtain and hold the rights and benefits of this Article 8 in trust for and on behalf of such Investor Indemnified Parties or Company Indemnified Parties, as applicable.

8.8	Adjustment to Subscription Price

Subject to applicable Law and the rules and regulations of the TSXV, any indemnity payable by the Company to the Investor pursuant to this Article 8 shall be deemed to be a decrease to the Subscription Price paid to the Company. Any indemnity payable by the Investor to the Company pursuant to this Article 8 shall be deemed to be an increase to the Subscription Price paid to the Company.

ARTICLE 9

GENERAL MATTERS

9.1	Notices
(a)

Any notice, approval, request, demand, consent, instruction, offer or other communication (a "Notice") required or permitted to be given to a Party hereunder shall be in writing and shall be made or given by delivery (courier or otherwise) or by email communication, addressed as follows:

(i)	if to the Company, at:

Premium Nickel Resources Ltd.

One First Canadian Place

100 King Street West, Suite 3400

Toronto, Ontario M5X 1A4

Canada

Attention:Keith Morrison, Chief Executive Officer

Email:[Redacted – Confidential Information]

Attention:Timothy Moran, Chief Legal Officer

Email:[Redacted – Confidential Information]

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

One First Canadian Place

100 King Street West, Suite 3400

Toronto, Ontario M5X 1A4

Canada

Attention:Andrew Disipio, Partner

Email:DisipioA@bennettjones.com

(ii)	if to the Investor, at:

[•]

Attention:[•]

Email:[•]

with a copy (which shall not constitute notice) to:

[•]

Attention:[•]

Email:[•]

(b)

Any Notice made or given by email shall be deemed to have been made and given when sent (or, if sent on a day that is not a Business Day or on a Business Day after 5:00 p.m. at the place of receipt, then on the next following Business Day). Any Notice made or given by delivery (by courier or otherwise) shall be deemed to have been made or given when in fact delivered to the address of the intended recipient.

(c)	Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section 9.1.
9.2	Public Notices

Each of the Company and the Investor shall consult with the other Party prior to the filing or release of any written public announcement, press release or other written public statement with respect to the existence or terms of this Agreement or the transactions provided for herein (in each case a "Written Public Statement"); provided, that each Party has the right to determine, in its sole discretion, whether to accept any comments provided by the other Party on such Written Public Statements. Notwithstanding the foregoing, the Investor hereby acknowledges and agrees that the Company may publicly disclose the terms of this Agreement (and all agreements relating thereto) as required by Applicable Securities Laws; provided that the Company will allow the Investor reasonable opportunity to comment on such disclosures in advance of their being made and will consider, acting reasonably and in good faith, any request by the Investor for redactions or amendments to such materials to the extent permitted under Applicable Securities Laws. The Company hereby acknowledges and agrees that the Investor may: (a) make such insider and early warning filings under Applicable Securities Laws; and (b) make such filings as required by Applicable Securities Laws with respect to their ownership of the Purchased Units as determined by outside counsel to the Investor to be required, acting reasonably. Notwithstanding the foregoing, the Parties' consultation obligations set out in this Section 9.2 shall not apply to: (i) any Written Public Statement made by the Company or the Investor which is not inconsistent with prior disclosure and does not contain any material information relating to the transactions contemplated hereby that has not been previously included in a Written Public Statement or the Company Information Record; and (ii) any disclosure made to its auditors, attorneys, accountants, financial advisors, current or prospective Affiliates. Further, for certainty: (A) the Parties' consultation obligations set out in this Section 9.2 shall not apply to any oral public announcement or public statement made by the Company or the Investor; and (B) neither Party is obligated pursuant to this Section 9.2 to obtain the prior consent or approval of the other Party prior to the filing or release of any Written Public Statement.

9.3	Assignment

No Party may assign its rights or benefits under this Agreement without the prior written consent of the other Party; provided that the Investor may assign this Agreement, in whole or in part, to any Affiliate thereof upon written notice to the Company. Any assignment by the Investor of this Agreement shall not relieve the Investor of its obligations and liabilities hereunder.

9.4	Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Party may reasonably require from time to time for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the fullest extent the provisions of this Agreement.

9.5	Amendments

No modification or amendments to this Agreement shall be valid or binding unless set forth in writing and duly executed by the Parties and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.

9.6	Waivers

No waiver by any of the Parties of the conditions, or of the breach of, any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or as a waiver of any condition, or the breach of, any other term, covenant, representation or warranty contained in this Agreement.

9.7	Successors and Assigns

This Agreement will inure to the benefit of and be binding upon the respective successors (including successors by reason of amalgamation) and permitted assigns of the Parties.

9.8	Time of the Essence

Time is of the essence in the performance of the Parties' respective obligations under this Agreement.

9.9	No Third Party Beneficiaries

Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties (and their permitted assigns), any benefit, right or remedies other than the Company Indemnified Parties and the Investor Indemnified Parties as contemplated in Article 8.

9.10	Injunctive Relief

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto hereby agree that irreparable damage may occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages or other legal remedies may not be an adequate remedy for any such damages. Accordingly, the Parties hereto acknowledge and hereby agree that a breach of a provision of this Agreement, without prejudice to any other recourse or remedy provided by this Agreement or by Law, may give rise to a recourse for injunctive relief or to any other recourse intended to stop the breach and to specifically enforce the terms and provisions of this Agreement and to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement. Each of the Parties hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this

Agreement by it, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other Party under this Agreement.

9.11	Expenses

[All costs and expenses (including applicable goods and services tax or similar taxes) incurred by the Company in connection with or incidental to the transactions contemplated by this Agreement, shall be borne by the Company, including the fees and expenses of the Company's counsel, the fees and expenses of the Company's transfer agent, the auditors and other outside consultants and all stock exchange listing fees. The Company shall reimburse all reasonable and documented out-of-pocket fees and expenses (including applicable goods and services tax or similar taxes that is not recuperable through input tax credits or rebates) incurred by the Investor in connection with or incidental to the transactions contemplated in this Agreement up to a maximum amount of

$40,000 including, for certainty, all reasonable documented fees and disbursements of the Investor's legal counsel (the "Investor Expenses") invoiced to the Company in writing prior to Closing pursuant to Section 7.1(b).]

[Each Party shall be responsible for its own expenses in connection with the Offering, including any legal expenses.]9

9.12	Counterparts

This Agreement may be signed in counterparts, which may be delivered by facsimile or in electronic form (including electronic PDF format) or with electronic signatures, and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

9.13	No Liability

No director or officer of a Party shall have any personal liability whatsoever to the other Party under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of a Party.

[Remainder of page intentionally left blank. Signature page follows.]

[9]	NTD: To choose as relevant for the Investor.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date referred to above.

PREMIUM NICKEL RESOURCES LTD.

by
Name:	Keith Morrison
Title:	Chief Executive Officer

[INVESTOR]

by
Name:
Title:

[Signature Page – Subscription Agreement]

SCHEDULE "A"

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

General Matters

1.

Good Standing of the Company. The Company: (a) has been continued under the Laws of Ontario and is in good standing under the Laws of Ontario; (b) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (c) has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

2.

Subsidiaries. Other than the Company Subsidiaries, the Company currently has no other subsidiaries, and holds no shares or other ownership, equity or proprietary interests in any other Person. Each of the Company Subsidiaries has been duly formed and is validly existing under the applicable Laws of its jurisdiction of formation and has all requisite corporate power, capacity and authority to own, lease and operate, as applicable, its properties, permits and assets and conduct its business as currently conducted and as proposed to be conducted, and is current with all material filings required to be made under its jurisdiction of formation and all other jurisdictions in which it exists or carries on any material business. The Company directly or indirectly owns 100% of the outstanding shares of the Company Subsidiaries, and all such shares are directly or indirectly legally and beneficially owned by the Company, free and clear of all Liens or demands of any kind whatsoever, and all of such shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable shares (or the equivalent legal concept in another jurisdiction) and no Person has any right, agreement or option or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase from the Company of any interest in any of such shares or for the issue or allotment of any unissued shares in the capital of the Company Subsidiaries or any other security convertible into or exchangeable for any such shares. The only Company Subsidiaries that are material to the Company are the Material Subsidiaries.

3.

Carrying on Business. Other than as disclosed to the Investor in writing[10], the Company and each of the Company Subsidiaries is, in all material respects, conducting its business in compliance with all applicable Laws, rules and regulations (including all lawful requirements of any Governmental Authority, including but not limited to relevant exploration, concessions and permits) of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its properties or carries on business to enable its business to be carried on as now conducted and all such licences, registrations and qualifications are valid, subsisting and in good standing and it has not received a written notice of non-compliance, nor has knowledge of, nor has reasonable grounds to have knowledge of, any facts that could give rise to a notice of non-compliance, with any such Laws or Permits.

4.

No Proceedings for Dissolution. The Company is not insolvent and is able to meet all of its financial liabilities as they become due and no winding-up, liquidation, dissolution or bankruptcy proceedings have been commenced or are being commenced or

[10]	[Redacted – Confidential Information].

contemplated by the Company., and no merger, consolidation, amalgamation, sale of all or substantially all of the assets or sale of the business transactions has been commenced or is being commenced or contemplated by the Company, and the Company has no knowledge of any such proceedings or transactions having been commenced or being contemplated in respect of the Company by any other Person.

5.

Freedom to Compete. Neither the Company nor any of the Company Subsidiaries is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of the Company or any of the Company Subsidiaries to compete in any line of business, transfer or move any of its assets or operations other than in the ordinary course or which would have a Material Adverse Effect.

6.

Share Capital. The authorized capital of the Company consists of (a) an unlimited number of Common Shares without par value and (b) [100,000,000] Series 1 convertible preferred shares. As of the close of business on June [•], 2024, [149,427,179] Common Shares were issued and outstanding as fully paid and non-assessable shares and 118,186 Series

1 convertible preferred shares were issued and outstanding as fully paid and non- assessable shares.

7.

Absence of Rights. Other than in connection with this Agreement, the advisory fee payable to SCP Resource Finance Group, 118,186 Series 1 convertible preferred shares, outstanding options to acquire an aggregate of [13,059,821] Common Shares, outstanding warrants to acquire an aggregate of [6,541,099] Common Shares and [1,043,474] outstanding deferred share units (which may be settled in Common Shares on a 1:1 basis), no Person has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued Common Shares, securities, warrants or convertible obligations of any nature of the Company and the Purchased Units upon issuance will not be issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities issued by the Company.[11]

8.

Prior Issuances of Securities. The offer and sale of all Common Shares, convertible securities, rights, warrants or options of the Company issued and outstanding as of the date of this Agreement have been made in material compliance with all applicable Laws.

9.

No Voting Control. The Company is not a party to any agreement, nor is the Company aware of any agreement, which in any manner affects or will affect the voting control of any of the securities of the Company.

10.

Common Shares are Listed. The currently issued and outstanding Common Shares are listed and posted for trading on the TSXV and no order ceasing or suspending trading in the Common Shares or prohibiting the sale of the Purchased Units has been issued and, to the knowledge of the Company, no proceedings, actions, inquiries or investigations for such purpose has been threatened or are pending.

11.	Stock Exchange Compliance. The Company has not taken any action which would be reasonably expected to result in the delisting or suspension of the Common Shares on the

[11]	Figures to be updated as of Closing.

TSXV and the Company is currently in compliance with the rules and policies of the TSXV in all material respects.

12.	Transfer Agent. The Transfer Agent at its principal office in Toronto, Ontario has been duly appointed as the registrar and transfer agent in respect of the Common Shares.
13.

Valid and Binding Documents. The execution and delivery of this Agreement and the Warrant Certificate by the Company and the performance of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and upon the execution and delivery thereof shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, provided that enforcement hereof may be limited by bankruptcy, insolvency and other Laws affecting creditors' rights generally, that specific performance and other equitable remedies may only be granted in the discretion of a court of competent jurisdiction, that the provisions relating to indemnity, contribution and waiver of contribution may be unenforceable and that enforceability may be limited by applicable Laws in effect in the province of Ontario.

14.

All Consents and Approvals. All consents, approvals, permits, authorizations or filings as may be required under Applicable Securities Laws necessary for: (a) the execution and delivery of this Agreement and the Warrant Certificate; (b) the creation, issuance, sale and delivery, as applicable, of the Unit Shares, the Warrants and the Warrant Shares; and (c) the consummation of the transactions contemplated hereby, have been made or obtained, as applicable, other than customary post-closing notices or filings required to be submitted within the applicable time frame pursuant to Applicable Securities Laws.

15.

Material Agreements and Debt Instruments. Each of the Material Agreements and Debt Instruments of the Company and the Company Subsidiaries is valid, subsisting, in good standing and in full force and effect, enforceable in accordance with the terms thereof. The Company and the Company Subsidiaries have performed all material obligations (including payment obligations) in a timely manner under, and are in material compliance with all terms and conditions contained in, each Material Agreement and Debt Instrument. To the knowledge of the Company, the Company and the Company Subsidiaries are not in violation, breach or default, nor have they received any written notification from any party claiming that they are in violation, breach or default, under any Material Agreement or Debt Instrument and no other party, to the knowledge of the Company, is in breach, violation or default of any term under any Material Agreement or Debt Instrument.

16.

Absence of Breach or Default. (a) The Company is not in breach or default of; and (b) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms of or provisions of or constitute a default under (whether after notice or lapse of time or both): (i) any material Law applicable to the Company, including the Applicable Securities Laws; (ii) the constating documents of the Company which are in effect at the date hereof; (iii) any Debt Instrument or Material Agreement, other than any such breach which has already been waived by the other party to such Material Agreement on or prior to the date hereof with written evidence of such waiver or consent provided to the Investor; or (iv) any judgment, decree or order binding the Company, the Company Subsidiaries or their properties or assets. The execution and delivery of this Agreement and the Warrant Certificate and the performance by the Company of its obligations hereunder do not and will not result in the creation or imposition of any Lien on the Company, the Company Subsidiaries or their properties or assets, and do not and will not give others a right to the acceleration, repurchase, redemption or repayment of all or any portion of indebtedness of the Company or the Company Subsidiaries, and where such rights have already been waived by the other party to such Debt Instrument or Material Agreement on or prior to the date hereof with written evidence of such waiver or consent provided to the Investor.

17.

No Actions or Proceedings. There are no actions, suits, proceedings or investigations, at law or in equity, by any Person (or by or on behalf of the Company), nor any arbitration, administrative or other proceeding by or before any Governmental Authority pending, or, to the knowledge of the Company, threatened against or affecting the Company, the Company Subsidiaries or any of their assets, and, except as disclosed to the Investor in writing,[12] the Company has no knowledge of any valid basis for any such action, suit, proceeding, arbitration or investigation by or against the Company or the Company Subsidiaries or their assets. Neither the Company nor any of the Company Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding nor has the Company nor any of the Company Subsidiaries settled any Claim prior to being prosecuted in respect of it.

18.

Judgments. There are no judgments against the Company or any of the Company Subsidiaries or, to the knowledge of the Company, against the Mineral Properties that are unsatisfied, nor are there any consent decrees or injunctions to which the Company, the Company Subsidiaries or the Mineral Properties are subject.

19.

Company Financial Information. The (a) audited consolidated financial statements of the Company for the financial years ended December 31, 2023 and December 31, 2022, together with the auditors reports and the notes thereto; and (b) the unaudited interim consolidated financial statements of the Company for the period ended March 31, 2024 (collectively, taken together, the "Company Financial Information"), are true and correct and present fairly, in all material respects, the financial position of the Company for the periods then ended and have been prepared in accordance with IFRS[13], applied on a consistent basis throughout the periods involved.

20.	No Material Changes. Since December 31, 2023, other as disclosed in the Company Information Record:
(a)

there has not been any material adverse change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of the Company on a consolidated basis;

[12]	[Redacted – Confidential Information].
[13]	[Redacted – Confidential Information].

(b)	there has not been any material adverse change in the capital stock or long-term debt of the Company on a consolidated basis; and
(c)	the Company and the Company Subsidiaries have carried on their respective businesses in the ordinary course.
21.

No Off-Balance Sheet Arrangements. There are no material off-balance sheet transactions, arrangements, obligations, liabilities (whether accrued, absolute, contingent or otherwise) or other relationships of the Company or the Company Subsidiaries with unconsolidated entities or other Persons which are required to be disclosed and are not disclosed or reflected in the Company Financial Information or that could reasonably be expected to have a Material Adverse Effect.

22.

Internal Accounting Controls. The Company and the Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of Company Financial Information in conformity with IFRS and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

23.

Accounting Policies. Other than as disclosed to the Investor in writing[14], there has been no change in accounting policies or practices of the Company since December 31, 2023, other than the adoption of certain additional accounting policies in accordance with IFRS as disclosed in the Company Financial Information.

24.

Independent Auditors. The auditors of the Company are independent public accountants within the meaning of Applicable Securities Laws and IFRS, and there has not been any "reportable event" (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with respect to the present or any former auditor of the Company.

25.

Purchases and Sales. Other than as disclosed in the Company Information Record or contemplated by this Agreement, neither the Company nor any Company Subsidiary has approved, entered into any agreement in respect of, or has knowledge of:

(a)

the purchase of any material property or any interest therein, or the sale, transfer or other disposition of any material property or any interest therein, currently owned, directly or indirectly, by the Company or any Company Subsidiary whether by asset sale, transfer of shares or otherwise;

(b)	the change of control (by sale or transfer of voting or equity securities or sale of all or substantially all of the assets of the Company or any Company Subsidiary) of the Company; or

[14]	[Redacted – Confidential Information].

(c)	a proposed or planned disposition of voting or equity securities by any shareholder who owns, directly or indirectly, 10% or more of the outstanding securities of the Company.
26.

Previous Corporate Transactions. All material corporate transactions completed by the Company or the Company Subsidiaries relating to any securities, business or assets of any other entity, including the RTO Transaction, have been fully and properly disclosed in the Company Information Record, were completed in material compliance with all applicable corporate Laws and Applicable Securities Laws and all necessary corporate and regulatory Authorizations, registrations and filings required in connection therewith were obtained or made, other than those which the failure to make or obtain would not individually or in the aggregate have a Material Adverse Effect.

27.

No Loans or Non-Arm's Length Transactions. Except as disclosed in the Company Information Record, the Company is not a party to any Debt Instrument with, nor has any material loan or other indebtedness outstanding which has been made to, any of its shareholders, officers, directors or employees, past or present, or any Person not dealing at arm's length with the Company.

28.

Dividends. There is not in the constating documents or equivalent organizational or governing documents or in any Debt Instrument, Material Agreement, or other instrument or document to which the Company is a party, any restriction upon or impediment to, the declaration of dividends by the directors of the Company other than pursuant to the second amended and restated commitment letter dated December 3, 2023 among the Company and Cymbria Corporation.

29.

Insurance. The assets of the Company and the Company Subsidiaries are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Company nor any Company Subsidiary has failed to promptly give any notice or present any material claim thereunder. There are no material claims by the Company or any Company Subsidiary under any insurance policy or instrument to which any insurance company is denying liability or defending under a reservation of rights clause and that would result in a Material Adverse Effect.

30.

Leased Premises. With respect to each of the Leased Premises, the Company and/or a Material Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company or any Material Subsidiary occupies the Leased Premises is in good standing and in full force and effect. The performance of obligations pursuant to and in compliance with the terms of this Agreement, and the completion of the transactions described herein by the Company, will not afford any of the parties to such leases or any other Person the right to terminate any such lease or result in any additional or more onerous obligations under such leases.

31.

Taxes. All taxes (including income tax, capital tax, payroll taxes, employer health tax, workers' compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, "Taxes") due and payable by the Company and the Company Subsidiaries have been paid, except where the failure to do so would not reasonably be expected to give rise to a Material Adverse Effect. All tax returns, declarations and filings required to be filed by the Company and the Company Subsidiaries have been timely filed with all appropriate Governmental Authorities and no material fact or facts have been omitted therefrom which would make any of them misleading. To the knowledge of the Company, no examination of any tax return of the Company or any Company Subsidiary is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Company or any Company Subsidiary, except where such examinations, issues or disputes, individually or collectively, would not reasonably be expected to have a Material Adverse Effect.

32.

Anti-Bribery Laws. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent thereof has (a) violated any anti-bribery or anti-corruption Laws applicable to the Company or any Company Subsidiary, including but not limited to the Foreign Corrupt Practices Act of 1977 (United States) and the Corruption of Foreign Public Officials Act (Canada), or (b) offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, that goes beyond what is reasonable and customary and/or of modest value: (i) to any representative of a Governmental Authority ("Government Official"), whether directly or through any other Person, for the purpose of influencing any act or decision of a Government Official in his or her official capacity; inducing a Government Official to do or omit to do any act in violation of his or her lawful duties; securing any improper advantage; inducing a Government Official to influence or affect any act or decision of any Governmental Authority; or assisting any representative of the Company or any Company Subsidiary in obtaining or retaining business for or with, or directing business to, any Person; or (ii) to any Person in a manner which would constitute or have the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage. Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, consultant, representative or agent of foregoing, has (x) conducted or initiated any review, audit, or internal investigation that concluded the Company or any Company Subsidiary, or any director, officer, employee, consultant, representative or agent thereof violated such Laws or committed any material wrongdoing, or (y) made a voluntary, directed, or involuntary disclosure to any Governmental Authority responsible for enforcing anti-bribery or anti-corruption Laws, in each case with respect to any alleged act or omission arising under or relating to non- compliance with any such Laws, or received any notice, request, or citation from any Person alleging noncompliance with any such Laws.

33.

Anti-Money Laundering. The operations of the Company and each Company Subsidiary have been conducted at all times in material compliance with applicable financial record- keeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company or any Company Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

34.

Sanctions. None of the Company, nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any Company Subsidiary, is a Person that is, or is owned or controlled by a Person that is, currently subject to or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), the United Nations Security Council, the European Union, His Majesty's Treasury, Governmental Authority or other regulatory authority or other relevant sanctions authority (collectively, the "Sanctions"), nor is the Company nor any Company Subsidiary located, organized or resident in a country or territory that is subject to or the target of Sanctions (a "Sanctioned Country"); and the Company will not, directly or indirectly, use the Subscription Price proceeds, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other Person: (a) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is subject to or the target of Sanctions; (b) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions; or (c) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company and the Company Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in violation of Sanctions.

35.

Directors and Officers. To the knowledge of the Company, other than as disclosed in the Company Information Record, none of the directors or officers of the Company are now, or have ever been: (a) subject to an order or ruling of any securities regulatory authority or stock exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular stock exchange; or (b) subject to an order preventing, ceasing or suspending trading in any securities of the Company or any other public company.

36.

Related Parties. Other than in connection with the RTO Transaction, none of the directors, officers or employees of the Company, any known holder of more than 10% of any class of securities of the Company, or any known associate or Affiliate of any of the foregoing Persons or companies, has had any material interest, direct or indirect, in any material transaction within the previous two years or any proposed material transaction with the Company, which, as the case may be, materially affected, is material to or will materially affect the Company.

Disclosure Matters

37.

Minute Books and Records. The minute books and records of the Company and the Material Subsidiaries contain copies of constating documents, including amendments thereto, and all material proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

38.

Reporting Issuer Status and Obligations. The Company is a "reporting issuer", not included in a list of defaulting reporting issuers maintained by the Securities Commissions in the Reporting Jurisdictions, and in particular, without limiting the foregoing, the Company has in all material respects complied with its continuous disclosure obligations, including its obligation to make timely disclosure of all material changes and material facts relating to it and there is no material change or material fact relating to the Company which has occurred and with respect to which the requisite news release has not been disseminated or material change report, as applicable, has not been filed with the Securities Commissions in the Reporting Jurisdictions and there is no material change report that has been filed on a confidential basis that remains confidential as at the date hereof.

39.

Accuracy of Public Record. All documents previously published or filed by the Company with the Securities Commissions in the Reporting Jurisdictions, or available under the Company Information Record, contain no untrue statement of a material fact as at the respective dates thereof nor do they omit to state a material fact which, at the respective dates thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made and were prepared in accordance with and complied with Applicable Securities Laws, except where such non-compliance has not, or would not reasonably be expected to have, a Material Adverse Effect. The Company is not aware of any circumstances presently existing under which liability is or would reasonably be expected to be incurred under Part

XXIII.1 – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario) and analogous provisions under Applicable Securities Laws.

40.	Forward-Looking Information. With respect to forward-looking information contained in the Company Information Record:
(a)	the Company had a reasonable basis for the forward-looking information at the time the disclosure was made;
(b)

all material forward-looking information is directly or indirectly identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information and identify material risk factors that could cause actual results to differ materially from the forward-looking information and state the material factors or assumptions used to develop forward- looking information; and

(c)	the Company has updated such forward-looking information if required to comply with Applicable Securities Laws.
41.

Full Disclosure. All information which has been prepared by the Company relating to the Company and the Company Subsidiaries, as applicable, and any of its business, properties and liabilities, and either publicly disclosed or provided to the Investor including all financial, marketing, sales and operational information provided to the Investor is, as of the respective date of such information, true and correct in all material respects, and no material fact or facts have been intentionally omitted or withheld therefrom which would make such information misleading.

Mining and Environmental Matters

42.

Properties and Assets. The Company and/or the Company Subsidiaries are, directly or indirectly, the absolute legal and beneficial owners of and have good and marketable title to, all Mineral Properties, such properties and assets are free of all Liens (subject to deeds of hypothecation that have been registered pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement), and no other property rights (including surface or access rights) are necessary for the conduct of the business in respect of the Mineral Properties as currently conducted or contemplated to be conducted. Any and all Contracts pursuant to which the Company and/or any of the Company Subsidiaries holds material assets or is entitled to the use of or to acquire ownership of material assets (whether directly or indirectly) are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and there is currently no material default of any of the provisions of any such agreements nor has any such default been alleged, and the Company after making due enquiries is not aware of any disputes or claims or basis for any claim that might or could adversely affect the right of the Company and/or the Company Subsidiaries to use, transfer, access or otherwise exploit property rights of the Mineral Properties and, other than annual mining licence fees and royalties payable to the Government of Botswana pursuant to the Mines and Minerals Act (1999) and amounts payable to counterparties to the Selebi Purchase Agreement and Selkirk Purchase Agreement, neither the Company nor any Company Subsidiary has a responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof.

43.

Mineral Properties and Mining Rights. The Company and/or the Company Subsidiaries hold, mining licences or other conventional property, proprietary or contractual interests or rights, including access and surface rights, recognized in the jurisdiction in which the Mineral Properties are located in respect of the ore bodies and specified minerals located in the Mineral Properties, under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company and/or the Company Subsidiaries to access the Mineral Properties and explore and exploit the minerals relating thereto as are appropriate in view of their respective rights and interests therein, all such properties, leases, concessions or claims in respect of the Mineral Properties have been validly located and recorded in accordance with all applicable Laws and are valid, subsisting and in good standing.

44.

Mineral Rights. The Mineral Rights are the only material mining licence, claim, lease or other mineral property rights in respect of the Mineral Properties. The Mineral Rights are validly held (directly or indirectly) by the Company. Other than the deeds of hypothecation that have been registered pursuant to (and the terms of) the Selebi Purchase Agreement and the Selkirk Purchase Agreement and customary permitted Liens arising at law or in the ordinary course of business, the Mineral Rights are free and clear of any material Liens. Other than any statutory royalty payable on any minerals extracted, a further contractual royalty payable pursuant to the Selebi Purchase Agreement and the Selkirk Purchase Agreement, no material royalty is currently payable in respect of the Mineral Rights.

45.

Valid Title Documents. Any and all of the agreements and other documents and instruments pursuant to which the Company or a Company Subsidiary holds the Mineral Properties (including any option agreement or any interest in, or right to earn an interest in, any properties) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, and neither the Company nor any Company Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. Subject to the terms of the Selebi Purchase Agreement and the Selkirk Purchase Agreement, the Mineral Properties (and any option agreement or any interest in, or right to earn an interest in, such Mineral Properties) are not subject to any right of first refusal or purchase or acquisition rights.

46.

Possession of Permits and Authorizations. The Company and each of the Company Subsidiaries, as the case may be, has obtained, or has applied for, all Authorizations necessary to carry on the business of the Company and the Company Subsidiaries, including with respect to the Mineral Properties, as is currently conducted. The Company and each of the Company Subsidiaries is in compliance with the terms and conditions of such Authorizations, except where noncompliance would not reasonably be expected to have a Material Adverse Effect. All of the Authorizations issued to date are valid, subsisting, in good standing and in full force and effect and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of such Authorizations, or any notice advising of the refusal to grant any Authorization relating to the Mineral Properties that has been applied for or are in the process of being granted. The Company anticipates that all remaining Authorizations required for the conduct of it and the Company Subsidiaries' businesses and operations as proposed to be conducted shall be obtained in the ordinary course of business without either such entity being subject to any material liabilities or obligations outside of the ordinary course or such Authorizations including conditions which may not be satisfied on a reasonable basis by the Company and/or the Company Subsidiaries, as applicable.

47.

No Expropriation. No part of the Mineral Properties has been taken, revoked, condemned or expropriated by any Governmental Authority nor has any written notice or proceedings in respect thereof been given, or to the knowledge of the Company, been commenced, threatened, or is pending, nor does the Company have any knowledge of the intent or proposal to give such notice or commence any such proceedings.

48.

No Indigenous Claims. To the knowledge of the Company: (a) there are no claims or actions with respect to indigenous rights currently outstanding, threatened or pending, with respect to the Mineral Properties; (b) no land entitlement claims have been asserted nor have any legal actions relating to indigenous issues been instituted with respect to the Mineral Properties; and (c) no material disputes with any indigenous group in respect of the Mineral Properties exists or are threatened or imminent.

49.	Material Compliance. The Company and the Company Subsidiaries are in material compliance with all Environmental Laws in respect of the Mineral Properties.
50.

Hazardous Substance. Neither the Company nor any Company Subsidiary has used, except in material compliance with all Environmental Laws and Permits, the Mineral Properties or any other properties or facilities which it owns or leases or previously owned or leased to generate, manufacture, process, distribute, use, treat, store, dispose of, transport, or handle any Hazardous Substance.

51.

Notice. Neither the Company nor any of the Company Subsidiaries has received any notice of, nor to the knowledge of the Company have any predecessor companies received notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Laws in relation to the Mineral Properties, and neither the Company nor any of the Company Subsidiaries, nor to the knowledge of the Company, any of their respective predecessor companies, have settled any allegation of such non-compliance short of prosecution. There are no orders or directions of any Governmental Authority made pursuant to Environmental Laws requiring any material work, repairs, construction or capital expenditures to be made with respect to the Mineral Properties, and neither the Company nor any Company Subsidiary has received notice of any such order or direction.

52.

Unresolved Claims. There are no unresolved claims, complaints, notices or requests for information received by the Company or any Company Subsidiary with respect to any alleged material violation by the Company or any Company Subsidiary of any Environmental Laws with respect to the Mineral Properties, and to the knowledge of the Company, none that are threatened or pending; and to the knowledge of the Company no conditions exist in respect of the Mineral Properties which, with the passage of time or the giving of notice, or both, would give rise to liability under Environmental Laws that, individually or in the aggregate, has or would have a Material Adverse Effect.

53.

Corrective Action. Except as ordinarily or customarily issued with respect to any Permit, neither the Company nor any Company Subsidiary has received any notice relating to the Mineral Properties wherein it is alleged or stated that the Company or any Company Subsidiary is potentially responsible for site clean-up or corrective action under any Environmental Laws. Neither the Company nor any Company Subsidiary has received any notice from any Governmental Authority relating to inquiries regarding disposal sites in respect of the Mineral Properties.

54.

Environmental Audits. Neither the Company nor any Company Subsidiary is currently undertaking any environmental audits, evaluations, assessments, studies or tests relating to the Mineral Properties, except for ongoing assessments conducted by or on behalf of the Company or any Company Subsidiary in the ordinary course.

55.

Actions or Claims. There are currently no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, Claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws in respect of the Mineral Properties against the Company or any Company Subsidiary.

Properties and Technical Information

56.

Scientific and Technical Information. Each of the Selebi Technical Report and the Selkirk Technical Report complies in all material respects with the requirements of NI 43- 101, including the information contained therein relating to scientific and technical information and, to the knowledge of the Company, there have been no material adverse changes to such scientific or technical information since the date of each such report, as applicable. The Selebi Technical Report and the Selkirk Technical Report are the only "current" technical reports of the Company for the purposes of NI 43-101. The Company has made available to the authors of each of the Selebi Technical Report and the Selkirk Technical Report, prior to the issuance thereof, for the purpose of preparing such report, all information requested by such authors and, to the knowledge of the Company, none of such information contained any misrepresentation at the time such information was provided.

57.

Community Relationships. The Company and the Company Subsidiaries use commercially reasonable efforts to maintain good relationships with the communities and Persons affected by or located on the lands comprising the Mineral Properties, in all material respects.

58.

Government Relationships. The Company and the Company Subsidiaries use commercially reasonable efforts to maintain good relationships with all Governmental Authorities in the jurisdictions in which the Mineral Properties are located, or in which such parties otherwise carry on their business or operations, in all material respects. To the knowledge of the Company, all such relationships with Governmental Authorities are intact and mutually cooperative and there exists no condition or state of fact or circumstances in respect thereof that would prevent the Company and the Company Subsidiaries, as applicable, from conducting their business and all activities in connection with the Mineral Properties as currently or proposed to be conducted and, to the knowledge of the Company, there exists no actual or threatened termination, limitation or other adverse modification in any such relationships with such Governmental Authorities.

59.

Change in Legislation. The Company is not aware of any legislation, regulation or change in government position published or contemplated by a legislative body or Governmental Authority, which it anticipates will materially and adversely affect the business (as currently carried on or proposed to be carried on), affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company on a consolidated basis.

60.

Employment Laws. The Company and the Company Subsidiaries are in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, workers' compensation, occupational health and safety, workplace Laws, regulations and policies and pay equity and wages. There are no material claims, complaints, outstanding decisions, orders or settlements or pending claims, complaints, decisions, orders or settlements under any applicable Laws related to human rights, employment standards, workers' compensation, occupational health and safety or similar legislation nor has any event occurred which may give rise to any of the foregoing.

61.

Employee Plans. Each Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such employee plans, in each case in all material respects and has been publicly disclosed to the extent required by Applicable Securities Laws.

62.

Labour Matters. There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance outstanding, or to the knowledge of the Company, threatened or pending, against the Company or any Company Subsidiary which is adversely affecting or could adversely affect, in a material manner, the carrying on of the business of the Company or the Company Subsidiaries and no union representation exists for the employees of the Company or any Company Subsidiary and no collective bargaining agreement is in place or being negotiated by the Company or any Company Subsidiary.

Subscription Related Matters

63.	Corporate Actions. All necessary corporate action has been taken by the Company so as to: (a) validly issue the Unit Shares as fully paid and non-assessable Common Shares;

(b) validly create and issue the Warrants; and (c) validly allot and authorize the issuance of the Warrant Shares as fully paid and non-assessable Common Shares upon the exercise of the Warrants and the payment of the exercise price therefor.

64.

Validly Issued Shares. The Unit Shares have been duly and validly authorized for issuance and sale and when issued and delivered by the Company pursuant to this Agreement, against payment of the consideration set forth herein, will be validly issued as fully paid and non-assessable Common Shares.

65.

Validly Issued Warrants. The Warrants have been duly and validly created and when issued and delivered by the Company pursuant to this Agreement, against the payment of the consideration set for the herein, will be validly issued.

66.

Validly Issued Warrant Shares. The Warrant Shares have been duly allotted and authorized for issuance and, upon exercise of the Warrants in accordance with the terms and conditions of the Warrant Certificate and payment of the exercise price therefor, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares.

67.

Listing. The Company has filed with the TSXV all necessary documents and has taken all necessary steps to ensure that at, or immediately following, the Closing Time, the Unit Shares will be listed and posted for trading on the TSXV and the Warrant Shares have been approved for listing and will be posted for trading on the TSXV upon their issuance.

68.

Fees and Commissions. Other than the Advisors, there is no Person acting or purporting to act at the request of the Company who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the issuance of the Purchased Units.

69.

Entitlement to Proceeds. Other than the Company, there is no Person that is or will be entitled to the Subscription Price proceeds or any portion thereof under the terms of any Material Agreement, Debt Instrument or other document or instrument (written or unwritten).

SCHEDULE "B"

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

1.	The Investor has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization.
2.

The execution and delivery of this Agreement and the performance and compliance with the terms hereof, do not and will not: (a) result in any violation of the provisions of the constating documents or by laws or similar organizational documents of the Investor; or

(b) result in the violation of any Law, except, in the case of clause (b) for any such violation that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

3.

The Investor has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by it for the due and proper authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken.

4.

This Agreement has been duly authorized, executed and delivered by the Investor and constitutes, as so executed and delivered, a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable Law, and except for any other limitations or qualifications customarily set out in legal opinions of recognized and reputable counsel in the relevant jurisdiction with respect to the enforceability of agreements of this nature.

5.

No consent, approval, authorization, order, registration, filing, recording or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated by this Agreement or where such failure to obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

6.

The Investor has the financial ability and sufficient funds to make and complete the payment of the Subscription Price pursuant to this Agreement, and the availability of such funds is not subject to the consent, approval, order of or filing with any Governmental Authority or other Person.

7.

The Investor is a sophisticated investor, and has such knowledge and experience in financial and business affairs as to be capable of evaluating the risks and merits of its investment in the Purchased Units and it is able to bear the economic risk of such investment for an indefinite period of time, including a complete loss of its investment.

8.	The Investor has not received any offering document or other disclosure document relating to the Purchased Units or the Company and the Company Subsidiaries.
9.	The Investor owns and/or controls [•] Common Shares (including any other securities, related financial instruments or other rights, contractual or otherwise, which may be exercised, exchanged or converted to acquire Common Shares or their economic equivalent), in addition to the Purchased Units being acquired by the Investor pursuant to this Agreement. [The Investor is not a "Non-Arm's Length Party" in relation to the Company or the Advisors (as such term is defined in TSXV Policy 1.1)]15.

10.

[The Investor is resident in Canada and was not created and is not used solely for the purpose of acquiring the Purchased Units, is a resident of the Province of Ontario, its address in Ontario was not created and is not used solely for the purpose of acquiring the Purchased Units, and it was solicited to acquire the Purchased Units, and executed this Agreement, in such jurisdiction. The Investor is not a U.S. Person under the securities laws of the United States of America.][16]

11.

The Investor is an "accredited investor" within the meaning of NI 45-106, is deemed to be purchasing the Purchased Units as principal for its own account (i.e. it is acting on behalf of a fully managed account managed by it), for investment purposes, not for the benefit of any other Person, and not with a view to resale, offer, sale, distribute or otherwise dispose of the Purchased Units. The Investor is not a member of any "Pro Group" (as such term is defined in TSXV Policy 1.1).

12.

There is no Claim (whether or not purportedly on behalf of the Investor) commenced or affecting or, to the knowledge of the Investor, threatened against the Investor or any of its Affiliates or properties, or to which the Investor is a party or to which any property or Affiliate of the Investor is subject, at law or in equity, or before or by any Governmental Authority which may affect the consummation of the transactions contemplated by or relating to this Agreement.

[15]	To alter as necessary for the Investor.
[16]	To alter as necessary for the Investor.

B-2

SCHEDULE "C"

TSXV FORM 4C – CORPORATE PLACEE REGISTRATION FORM

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:
(a)	Name:
(b)	Complete Address:
(c)	Jurisdiction of Incorporation or Creation:

2.(a)Is the Placee purchasing securities as a portfolio manager: (Yes/No)?

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)?
3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:
(a)

it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in                      [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and
(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:
Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

C-2

5.	Acknowledgement - Personal Information and Securities Laws
(a)	"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and
(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.
(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at                           on

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT

C-3

SCHEDULE "D"

WIRE INSTRUCTIONS

[Redacted – Confidential Information].

SCHEDULE "C"

PNRL OWNERSHIP

[Redacted – Confidential Information].

C-1

SCHEDULE "D"

INVESTOR RIGHTS AGREEMENT

See attached.

D-1

Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

EDGEPOINT INVESTMENT GROUP INC.,

ON BEHALF OF CERTAIN MUTUAL FUNDS MANAGED BY IT

- and -

PREMIUM NICKEL RESOURCES LTD.

          , 2024

TABLE OF CONTENTS

ARTICLE 1

INTERPRETATION

1.1	Defined Terms	1
1.2	Rules of Construction	4
1.3	Entire Agreement	5
1.4	Time of Essence	5
1.5	Governing Law and Submission to Jurisdiction	5
1.6	Severability	5

ARTICLE 2

BOARD OF DIRECTORS

2.1	Mutual Nominee	6
2.2	Investor Nomination Right	6
2.3	Management to Endorse and Vote	7
2.4	Board Size	7
2.5	Directors' Liability Insurance	8
2.6	Director Compensation	8

ARTICLE 3

PARTICIPATION RIGHT

3.1	Notice of Issuances	8
3.2	Grant of Participation Right	9
3.3	Exercise Notice	9
3.4	Issuance of Offered Securities	10
3.5	Additional Terms	10
3.6	Issuances Not Subject to Participation Right	11
3.7	Application of Canadian Securities Laws and Exchange Policies	11

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Company	12
4.2	Representations and Warranties of the Investor	13

ARTICLE 5

COVENANTS OF THE COMPANY

5.1	Reporting Issuer Status and Listing of Common Shares	14
5.2	No Conflict	14

ARTICLE 6

MISCELLANEOUS

6.1	Termination	15
6.2	Notices	15
6.3	Amendments and Waivers	16
6.4	Assignment	16
6.5	Successors and Assigns	16

6.6	Expenses	17
6.7	Public Disclosure	17
6.8	Further Assurances	18
6.9	Right to Injunctive Relief	18
6.10	Counterparts	18

INVESTOR RIGHTS AGREEMENT

THIS AGREEMENT is effective as of [•], 2024 (the "Effective Date"),

B E T W E E N:

EDGEPOINT INVESTMENT GROUP INC.,

a corporation existing under the Business

Corporations Act (Ontario), on behalf of certain

mutual funds managed by it,

(hereinafter referred to as the "Investor"),

- and -

PREMIUM NICKEL RESOURCES LTD.,

acorporationexistingundertheBusiness Corporations Act (Ontario), (hereinafter referred to as the "Company").

WHEREAS on June [4], 2024, the Investor and the Company entered into a binding term sheet pursuant to which, among other things, the Investor agreed to subscribe for and purchase, and the Company agreed to issue and sell, on a private placement basis, 7,692,307 units of the Company for aggregate gross proceeds to the Company of $5,999,999.46 (the "Private Placement");

AND WHEREAS in consideration of, among other things, the Investor's equity investment in the Company, the Company agreed to grant the Investor certain rights on the terms and subject to the conditions set out herein;

AND WHEREAS on Effective Date, and after giving effect to the Private Placement, the Investor expects to own, directly or indirectly, [•] Common Shares and [•] Warrants, representing approximately [•]% of the issued and outstanding Common Shares on a non-diluted basis and [•]% of the issued and outstanding Common Shares on a partially-diluted basis;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Act" means the Business Corporations Act (Ontario);

"Affiliate" has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions, as in effect on the date of this Agreement;

"Applicable Laws" means with respect to any person, any domestic, foreign, federal, provincial, state, county or municipal or local law, rule or regulation, including any statute, regulation, rule or subordinate legislation or treaty or common law and any rule, decree, policy or enactment of any Governmental Authority that is binding or applicable to such Person;

"Board" means the board of directors of the Company;

"Bought Deal" means a fully underwritten offering on a bought deal basis pursuant to which an underwriter has committed to purchase securities of the Company pursuant to a "bought deal letter" prior to the filing of a preliminary prospectus or prospectus supplement or a distribution pursuant to an overnight marketed offering;

"Business Day" means any day, other than (a) a Saturday, Sunday or statutory holiday in the Province of Ontario, or (b) a day on which banks are generally closed in the Province of Ontario;

"Canadian Securities Laws" means the applicable securities legislation of each of the provinces and territories of Canada and all published regulations, policy statements, orders, rules, instruments, rulings and interpretation notes issued thereunder or in relation thereto, as the same may hereafter be amended from time to time or replaced;

"Common Shares" means the common shares in the capital of the Company issued and outstanding from time to time and includes any common shares that may be issued hereafter;

"Company" shall have the meaning set out in the preamble hereto;

"Consents" means all consents, approvals, permits, licences, waivers of rights of first refusal or waivers of due on sale clauses or other waivers, as applicable, from any party to any contract or any Governmental Authority, in each case, necessary in connection with the execution of this Agreement or the performance of any terms hereof or any document delivered pursuant hereto or the completion of any of the transactions contemplated by this Agreement;

"Constating Documents" means, with respect to any Person, its articles or certificate of incorporation, amendment, amalgamation or continuance, memorandum and articles of association, letters patent, supplementary letters patent, by-laws, partnership agreement, limited liability corporation or social agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trusts, pooling and/or syndicated agreements and similar contracts, arrangements and understandings applicable to the Person's securities, all as amended, supplemented, restated and replaced from time to time;

"Convertible Securities" means any security convertible, exchangeable or exercisable for or into, with or without consideration, Common Shares or other equity or voting securities of the Company, including any warrants, options or other rights issued by the Company and, for greater certainty, including any securities issued under any equity incentive compensation arrangements;

"Downsize Notice" has the meaning attributed thereto in Section 3.3(d); "Downsized Entitlement" has the meaning attributed thereto in Section 3.3(d);

"Exchange" means the TSX Venture Exchange or such other stock exchange where the Common Shares are listed and principally trade from time to time;

"Excluded Dilutive Event" shall have the meaning set out in Section 3.6; "Exercise Notice" shall have the meaning set out in Section 3.3(a);

"Fully-Diluted Basis" means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares were exercised, including all Common Shares issuable upon the conversion, exercise or exchange of any securities convertible, exercisable or exchangeable into Common Shares;

"Governmental Authority" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, ministry, central bank, court, tribunal, arbitral body, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any stock exchange or self-regulatory authority and, for greater certainty, the Securities Regulatory Authorities and the Exchange;

"Investor" shall have the meaning set out in the preamble hereto; "Investor Nominee" shall have the meaning set out in Section 2.2(a); "Offering" shall have the meaning set out in Section 3.1(a);

"Offering Convertible Securities" has the meaning set out in Section 3.1(a); "Offering Securities" has the meaning set out in Section 3.1(a);

"Offering Notice" shall have the meaning set out in Section 3.1(a);

"Ownership Percentage" means at any time, the Investor's percentage ownership interest in the Common Shares, which shall be calculated on a non-diluted basis by dividing (x) the number of Common Shares held, directly or indirectly, by the Investor and its Affiliates, by (y) the total number of Common Shares issued and outstanding at such time; provided, for certainty, that in the case of both (x) and (y), the number of Common Shares used in the calculation will not assume the conversion, exercise or exchange, by the Investor and its Affiliates of any securities convertible, exercisable or exchangeable into Common Shares held by the Investor and its Affiliates at such time;

"Participation Right" shall have the meaning set out in Section 3.2;

"Person" means any individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, company, corporation or other body corporate, union, Governmental Authority and a natural person in his/her/their capacity as trustee, executor, administrator, or other legal representative;

"Private Placement" shall have the meaning set out in the recitals;

"Reporting Jurisdictions" means British Columbia, Alberta, Manitoba and Ontario;

"Securities Regulatory Authorities" means the securities regulatory authority of each of the Reporting Jurisdictions and the Exchange;

"Upsize Notice" shall have the meaning set out in Section 3.3(c); "Upsize Option" shall have the meaning set out in Section 3.3(c); and

"Warrants" means the Common Share purchase warrants of the Company held by the Investor or any entities managed by it.

1.2	Rules of Construction

Except as may be otherwise specifically provided in this Agreement and unless the context otherwise requires, in this Agreement:

(a)

the terms "Agreement", "this Agreement", "the Agreement", "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions refer to this Agreement in its entirety and not to any particular provision hereof;

(b)	references to an "Article" or "Section" followed by a number or letter refer to the specified Article or Section to this Agreement;
(c)	the division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;
(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;
(e)	the word "including" is deemed to mean "including without limitation";
(f)	the terms "party" and "the parties" refer to a party or the parties to this Agreement;
(g)	any reference to this Agreement means this Agreement as amended, modified, replaced or supplemented from time to time;
(h)

any reference to a statute, regulation or rule shall be construed to be a reference thereto as the same may from time to time be amended, re-enacted or replaced, and any reference to a statute shall include any regulations or rules made thereunder;

(i)	unless otherwise indicated, all dollar amounts refer to Canadian dollars;

(j)

any time period within which a payment is to be made or any other action is to be taken hereunder shall be calculated excluding the day on which the period commences and including the day on which the period ends; and

(k)	whenever any action is required to be taken or period of time is to expire on a day other than a Business Day, such action shall be taken or period shall expire on the next following Business Day.
1.3	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral, between the parties. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in the aforesaid agreements. For the avoidance of doubt, (i) the Participation Right (as defined herein) granted pursuant to this Agreement supersedes the participation right granted to the Investor pursuant to the subscription agreement dated June 28, 2023 between the Company and the Investor (the "Legacy Subscription Agreement"), and (ii) the standstill in Section 6.4 of the subscription agreement dated as of the date [•], 2024 between the Company and the Investor (the "Subscription Agreement") shall continue to survive in full force and effect following the date hereof in accordance with its terms. As of the Effective Date, the participation right previously granted to the Investor under the Legacy Subscription Agreement shall be cancelled and be of no further force or effect.

1.4	Time of Essence

Time shall be of the essence of this Agreement.

1.5	Governing Law and Submission to Jurisdiction

(a)This Agreement shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable in that province.

(b)Each of the parties irrevocably and unconditionally: (i) submits to the non-exclusive jurisdiction of the courts of the Province of Ontario over any action or proceeding arising out of or relating to this Agreement; (ii) waives any objection that it might otherwise be entitled to assert to the jurisdiction of such courts; and (iii) agrees not to assert that such courts are not a convenient forum for the determination of any such action or proceeding.

1.6	Severability

If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

ARTICLE 2

BOARD OF DIRECTORS

2.1	Mutual Nominee

(a)Concurrently with the closing of the Private Placement, [Name of Nominee], an individual selected jointly by the Company and the Investor, shall be appointed to the Board (subject to the satisfaction of certain customary conditions, including, among other things, the approval of the Exchange). For the avoidance of doubt, [Name of Nominee] so appointed, shall not be considered the Investor Nominee for purposes of this Agreement.

2.2	Investor Nomination Right

(a)For so long as the Investor's Ownership Percentage is at least 10.0% (provided that if the Investor's Ownership Percentage drops below 10.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 10.0% threshold for a period of 45 days, during which period, notwithstanding any standstill restriction contained in the Subscription Agreement or otherwise, the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 10.0% level), the Investor shall be entitled, but not obligated, to designate one nominee who shall be a Person eligible to serve as a director pursuant to the applicable corporate statute governing the Company (an "Investor Nominee") for election or appointment to the Board, to serve as a member of the Board.

(b)The Investor Nominee shall be an individual who: (i) consents in writing to act as a director of the Company; (ii) agrees in writing to comply with all policies of the Company applicable to all directors, as approved by the Board from time to time; and (iii) is not disqualified from acting as a director of the Company under Applicable Laws. The Investor acknowledges that the Investor Nominee will be required to provide, upon reasonable request by the Company and within a reasonable amount of time following such request, any information and materials the Company may request from other members of the Board and as are required to be disclosed in management proxy circulars, under Applicable Laws or as otherwise requested by the Company in order to comply with its legal, regulatory, auditor or stock exchange requirements, or policies and procedures (including an executed consent from the Investor Nominee to serve as a director of the Company, a completed directors' questionnaire in the form provided to the Investor Nominee, a completed personal information form if required by the Exchange, and such other documentation as may be requested by any stock exchange or required by any Governmental Authority).

(c)The Company covenants and agrees, upon 30 days' written notice by the Investor to the Company, to forthwith take all necessary steps, including increasing the size of the Board or causing the resignation of a director, to cause the appointment of an individual selected by the Investor to serve on the Board as the initial Investor Nominee until the next annual meeting of the Company's shareholders, and in the event that it is necessary to seek shareholder approval for the election of the initial Investor Nominee, the Company shall call and hold a meeting of its shareholders to consider the election of the Investor Nominee as soon as reasonably practicable, and in any event such meeting shall be held within 75 days of the Company receiving such written notice from the Investor.

(d)The Company shall advise the Investor of the date on which proxy solicitation materials are to be mailed for the purpose of any meeting of shareholders at which directors of the Company are to be elected as soon as reasonably practicable upon determining such date and the Investor shall advise the Company of its Investor Nominee(s), if any, within 10 Business Days after receiving such notice. If the Investor does not advise the Company of the identity of any Investor Nominee prior to any such deadline, then the Investor will be deemed to have: (i) nominated its incumbent nominee if an Investor Nominee is then on the Board; and (ii) not nominated any Investor Nominee if no Investor Nominee is then on the Board.

(e)In the event that any Investor Nominee ceases to serve as a director of the Company, for any reason (including such Investor Nominee's death, disability, resignation or removal), the Company shall cause the Board to promptly appoint a replacement Investor Nominee designated by the Investor to fill the vacancy created by such director ceasing to hold office; provided that the Investor remains eligible to designate an Investor Nominee.

2.3	Management to Endorse and Vote

(a)Subject to the Investor and the Investor Nominee, as applicable, complying with Section 2.1 in all material respects, the Company shall use commercially reasonable efforts to cause the election or appointment of the Investor Nominee(s) to the Board, including soliciting proxies in support of their election and taking the same actions taken by the Company to ensure the election of the other nominees selected by the Board for election to the Board.

(b)The Company agrees that management of the Company shall, in respect of every meeting of the shareholders at which directors of the Company are to be elected, and at every reconvened meeting following an adjournment thereof or postponement thereof, endorse and recommend the Investor Nominee(s) identified in the proxy materials for election to the Board, and shall vote the Common Shares and any other shares of the Company entitled to vote in the election of directors in respect of which management is granted a discretionary proxy in favour of the election of such Investor Nominee(s) to the Board at every such meeting, and the Company shall use its commercially reasonable efforts to cause management to vote their Common Shares and any other shares of the Company entitled to vote in the election of directors in favour of the election of such Investor Nominee(s) to the Board at every such meeting.

(c)Forthwith following any meeting of shareholders at which an Investor Nominee was nominated to serve as a director but was not validly elected by the shareholders in accordance with the applicable corporate statute governing the Company, the Company shall take all steps necessary to appoint an Investor Nominee to the Board who is not the same individual who was not elected at the meeting of shareholders, including pursuant to the power of the Board, where available, to appoint additional directors between shareholders' meetings or to fill a vacancy on the Board.

2.4	Board Size

The Company covenants and agrees that for so long as the Investor is entitled to designate an Investor Nominee, the total number of directors on the Board shall not exceed nine.

2.5	Directors' Liability Insurance

An Investor Nominee, upon due appointment as a director of the Company, shall be entitled to the benefit of directors' liability insurance from financially sound and reputable insurers in an amount and on terms and conditions satisfactory to the Board, and shall be entitled to the same indemnification rights with respect to acts and omissions in such person's capacity as a director of the Company to which other directors of the Company are entitled.

2.6	Director Compensation

An Investor Nominee, while serving as a director of the Company, shall be entitled to receive the same compensation, options, or other equity awards, as such awards may be granted to any other director from time-to-time by the Company as compensation for services rendered as a member of the Board. The Company shall also pay for the reasonable, documented, out-of-pocket expenses incurred by an Investor Nominee in connection with his or her services provided to or on behalf of the Company, including attending Board meetings or events attended on behalf of the Company or at the Company's request, in accordance with any Board compensation and expense reimbursement policy in effect from time to time. The Investor Nominee shall be compensated and reimbursed for expenses on a basis no less favourable than the basis on which the Company compensates and reimburses other directors of the Company (other than directors who are officers of the Company).

ARTICLE 3

PARTICIPATION RIGHT

3.1	Notice of Issuances

(a)For a period of 36 months from and including the Effective Date, provided that the Investor has an Ownership Percentage of at least 6.0% (provided that if the Investor's Ownership Percentage drops below 6.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 6.0% threshold for a period of 45 days, during which period, notwithstanding any standstill restriction contained in the Subscription Agreement or otherwise, the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 6.0% level), if the Company proposes to issue any Common Shares or any securities convertible, exercisable or exchangeable into Common Shares ("Offering Convertible Securities") excluding any issuances of any such securities pursuant to an Excluded Dilutive Event (as defined below) (each, an "Offering"), the Company will, give written notice of the Offering (the "Offering Notice"), as well as all relevant documentation as the same becomes available, to the Investor including, to the extent known by the Company at such time, full particulars of the Offering, including the number or range of Common Shares and/or Offering Convertible Securities included in such Offering (the "Offering Securities"), the rights, privileges, restrictions, terms and conditions of the Offering Convertible Securities, if any, the price per Offering Security to be issued in the Offering, the name of any agent(s) or underwriter(s) expected to be involved in the Offering, the intended form of the Offering (e.g., bought deal, overnight marketed, fully marketed, private placement, etc.), the expected use of proceeds of the Offering, the expected closing date of the Offering and the relative entitlement of the Investor to participate in the Offering based on the information available to the Company at such time.

(b)Except in the circumstances described in Section 3.1(c), the Company shall deliver the Offering Notice promptly, but in any event at least five Business Days prior to the expected completion date of the Offering,

(c)If the Company is proposing to undertake a Bought Deal, the Company shall deliver the applicable Offering Notice to the Investor as early as practicable in the circumstances in light of the speed and urgency under which Bought Deals are conducted.

3.2	Grant of Participation Right

Provided that the Investor has a right to receive an Offering Notice pursuant to Section 3.1, the Investor (directly or through an Affiliate, in which case the provisions of this Article 3 shall apply mutatis mutandis) shall have the right (the "Participation Right") to subscribe for and to be issued as part of an Offering of which the Investor has the right to receive an Offering Notice, at the offering price per Offering Security determined pursuant to Section 3.5(a), and otherwise on substantially the same terms and conditions as in the Offering:

(a)in the case of an Offering of Common Shares, up to such number of Common Shares that will allow the Investor to maintain an Ownership Percentage, after giving effect to such Offering, that is the same as the Ownership Percentage that it had immediately prior to completion of such Offering; and

(b)in the case of an Offering of Offering Convertible Securities (other than or in addition to Common Shares), up to such number of Offering Convertible Securities that will (assuming, for all purposes of this Section 3.2(b), the conversion, exercise or exchange of all of the convertible, exercisable or exchangeable Offering Convertible Securities issued in connection with the Offering and issuable pursuant to this Section 3.2) allow the Investor to maintain a percentage ownership interest in the Common Shares (calculated on a Fully-Diluted Basis), after giving effect to such Offering, that is the same as the percentage ownership interest that it had immediately prior to completion of such Offering (calculated on a Fully-Diluted Basis), in each case, for greater certainty, after giving effect to any Offering Securities to be acquired by the Investor as part of the Offering, other than pursuant to the exercise of the Participation Right.

3.3	Exercise Notice

(a)If the Investor wishes to exercise its Participation Right, the Investor shall give written notice to the Company (the "Exercise Notice") of its intention to exercise such right and of the number of Offering Securities that the Investor wishes to subscribe for and purchase pursuant to the Participation Right. The Investor shall deliver an Exercise Notice to subscribe to an Offering within three Business Days after the date of receipt of an Offering Notice, failing which the Investor will not be entitled to exercise the Participation Right in respect of such Offering and any rights that the Investor may have had to subscribe for any of the Offering Securities shall be extinguished, in respect of such Offering.

(b)Each Exercise Notice, together with the Offering Notice, shall constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, the number of Offering Securities that the Investor agrees to subscribe for in its Exercise Notice.

(c)If the Company at any time proposes to increase the number of any Offering Securities to be issued in an Offering, the Company shall, by notice in writing delivered to the Investor (the "Upsize Notice"), give the Investor the option to subscribe for its pro rata share of the additional Offering Securities (the "Upsize Option"). The Investor shall be entitled to exercise the Upsize Option by delivering a new Exercise Notice to the Company. If no new Exercise Notice

is delivered by the Investor to the Company within 24 hours of receipt by the Investor of the Upsize Notice, the Exercise Notice of the Investor delivered in respect of the original Offering Notice shall continue in full force and effect.

(d)If for any reason the number of Offering Securities to be issued in an Offering is reduced or otherwise less than the number of Offering Securities set out in the Offering Notice, the Company shall provide written notice to the Investor (the "Downsize Notice") confirming the new number of Offering Securities in the Offering and the corresponding pro rata reduction of the entitlement of the Investor to participate in the Offering (the "Downsized Entitlement"); provided that no such reduction shall be made to the extent that such reduction would result in a reduction of the Ownership Percentage or the percentage ownership interest of the Investor calculated on a Fully-Diluted Basis following completion of such Offering. Following delivery of the Downsize Notice, the Exercise Notice and the Downsize Notice shall together constitute a binding agreement by the Investor to subscribe for and take up, and by the Company to issue and sell to the Investor, the number of Offering Securities equal to the Downsized Entitlement and the Investor shall be entitled to a refund (to be paid to the Investor within two Business Days of receipt of the Downsize Notice) to the extent that it has already remitted funds to the Company in payment in connection with such Offering.

3.4	Issuance of Offered Securities

(a)The Company agrees to take any and all commercially reasonable steps as are required to facilitate the rights of the Investor set forth in this Article 3, including: (i) undertaking a private placement or directed offering of Offering Securities to the Investor as part of such Offering; and (ii) if required, increasing the size of the Offering to satisfy its obligations to the Investor pursuant to Sections 3.1 through 3.3, inclusive, in each case, subject to obtaining any regulatory or other approvals required by Canadian Securities Laws or Applicable Laws.

(b)If the Company receives an Exercise Notice from the Investor within the notice period, then the Company shall use its commercially reasonable efforts to obtain all required approvals (including any approval(s) required pursuant to Canadian Securities Laws or other Applicable Laws), in order to issue to the Investor, against payment of the subscription price payable in respect thereof, that number of Offering Securities set forth in the Exercise Notice or otherwise determined pursuant to Section 3.3(c) or 3.3(d).

(c)If the purchase and sale of all or a portion of the Offering Securities to the Investor is delayed as a result of the need to obtain any approval under Canadian Securities Laws or any other approval, the sale of the Offering Securities to the Investor shall be completed within 10 Business Days of receipt of the last of such required approvals, if any. For greater certainty, the issuance of any Offering Securities to Persons other than the Investor shall be permitted to close prior to the receipt of required approvals solely applicable to the issuance to the Investor.

3.5	Additional Terms

(a)The Participation Right will be exercisable by the Investor at the offering price made available by the Company to other investors in such Offering; provided that if the offering price is lowered by the Company in the course of any such Offering, the Investor will be entitled to pay the lowest price paid to the Company by any investor in the relevant Offering in respect of the applicable Offering Securities without regard to any applicable fees or commissions (except for any such fees or commissions that are paid or payable to the ultimate beneficial purchasers of such Offering Securities) in respect of each class of securities issued (and the Investor will be entitled to a refund (to be paid to the Investor within two Business Days of completion of the Offering) to the extent that it has already remitted funds to the Company in payment in connection with such Offering); and otherwise on substantially the same terms and conditions offered to other investors in the Offering except as otherwise explicitly contemplated in this Agreement.

(b)If the Company has not issued Offering Securities in connection with an Offering within 90 days of the expiry of the relevant notice period, the Company shall not thereafter proceed with such Offering without providing the Investor with a new Offering Notice and further opportunity to deliver an Exercise Notice in respect of such Offering.

3.6	Issuances Not Subject to Participation Right

Notwithstanding anything to the contrary contained herein, Sections 3.1 to 3.5, inclusive will not apply to any Offerings in the following circumstances (each such Offering pursuant to paragraph 3.6(a) through 3.6(g), inclusive, being referred to as an "Excluded Dilutive Event"):

(a)	a rights offering that is open to all shareholders of the Company (including the Investor);
(b)

any share split, share dividend or recapitalization of the Company or any subsidiary of the Company that effects all Common Shares (and is available to all holders of Common Shares), provided that the beneficial shareholders or shareholders of such subsidiary, as applicable, do not change as a result thereof;

(c)

issuances for compensatory purposes to directors, officers, employees of or consultants to the Company and its Affiliates pursuant to a security compensation plan of the Company that complies with the requirements of the Exchange;

(d)

any equity securities issued for full or partial consideration pursuant to a merger, amalgamation, arrangement, consolidation or similar business combination or for the purchase of the securities or assets of any arm's length third-party;

(e)	an Offering of Offering Securities to the Investor or any of its Affiliates;
(f)

issuances upon the conversion, exchange or exercise of any outstanding convertible securities of the Company outstanding prior to the date of this Agreement or otherwise issued in accordance with this Agreement, including, for greater certainty, this Section 3.6; or

(g)	as a bona fide commission, agent's, underwriter's or finder's fee paid to a third- party.
3.7	Application of Canadian Securities Laws and Exchange Policies

The parties acknowledge that the transactions contemplated pursuant to this Article 3, including the issuance and resale of Common Shares and Convertible Securities, are subject to applicable Canadian Securities Laws and the rules, policies and determinations of the Exchange, which may impose restrictions on the issuance and resale of the securities acquired by the Investor. Notwithstanding anything else in this Agreement, the parties agree that, if as a result of complying with such Canadian Securities Laws or the rules, policies and determinations of the Exchange, the time periods provided herein cannot be practicably complied with, such time periods shall be deemed not to apply to the applicable transaction and the parties shall use commercially reasonable efforts to complete the transactions contemplated and intended to be carried out herein in as expeditious a manner as is practical in order to comply with applicable Canadian Securities Laws or rules, policies and determinations of the Exchange.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Company

The Company represents and warrants to the Investor as follows and acknowledges and agrees that the Investor is relying on such representations and warranties to enter into this Agreement:

(a)	the Company is duly existing and organized, and is validly subsisting under the laws of the Province of Ontario and is in material compliance with the laws of that jurisdiction;
(b)	the Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
(c)	all necessary corporate action has been taken by the Company to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(d)

this Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Investor) constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(e)

the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(i)	to the knowledge of the Company (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;
(ii)	any provision of its Constating Documents or resolutions of the Board (or any committee thereof) or shareholders; or
(iii)	any license or registration or any agreement, contract or commitment, written or oral which the Company is a party or subject to or bound by; and

(f)

as at the date of this Agreement, no Person other than the Investor has any pre- emptive right, participation right or other similar right to purchase any of the Common Shares or Convertible Securities of the Company in respect of any Offering.

4.2	Representations and Warranties of the Investor

The Investor represents and warrants to the Company as follows and acknowledges and agrees that the Company is relying on such representations and warranties to enter into this Agreement:

(a)	the Investor is duly incorporated and organized, and is validly subsisting under the laws of the Province of Ontario and is in material compliance with the laws of that jurisdiction;
(b)	the Investor has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder;
(c)	all necessary corporate action has been taken by the Investor to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(d)

this Agreement has been duly executed and delivered by the Investor and (assuming due execution and delivery by the Company) constitutes a legal, valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction; and

(e)

the execution and delivery of this Agreement by the Investor and the performance by the Investor of its obligations hereunder will not (whether after the passage of time or notice or both) conflict with, result in a violation or breach of, constitute a default or require any Consent (other than such as has already been obtained) to be obtained under, or give rise to any termination rights or payment obligation under, any provision of:

(i)	to the knowledge of the Investor, (A) any judgment, decree, order or award of any Governmental Authority having jurisdiction over it, or (B) any Applicable Law;
(ii)	any provision of its Constating Documents or resolutions of its board of directors (or any committee thereof) or shareholders; or
(iii)	any license or registration or any agreement, contract or commitment, written or oral which the Investor is a party or subject to or bound by.

ARTICLE 5

COVENANTS OF THE COMPANY

5.1	Reporting Issuer Status and Listing of Common Shares

The Company shall use commercially reasonable efforts to, for a period of three years following the date hereof:

(a)	maintain the Company's status as a "reporting issuer" not in default under the Canadian Securities Laws in each of the Reporting Jurisdictions; and
(b)	maintain the listing of the Common Shares on the TSX Venture Exchange, the Toronto Stock Exchange or another stock exchange acceptable to the Investor,

provided that these covenants shall not restrict or prevent the Company from engaging in or completing any transaction which would result in the Company ceasing to be a "reporting issuer" or the Common Shares ceasing to be listed on the TSX Venture Exchange so long as the holders of Common Shares receive cash or securities of an entity which is listed on a stock exchange in Canada or such other exchange as may be agreed upon by the Company and the Investor or the holders of the Common Shares have approved the transaction.

5.2	No Conflict

The Company covenants and agrees that:

(a)

any shareholder rights plan or similar instrument adopted by the Company shall not restrict, limit, prohibit or conflict with the exercise by the Investor of its Participation Right or Nomination Right;

(b)

it shall not enter into any agreement or arrangement of any kind with any person with respect to any Common Shares in conflict with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of the Investor under this Agreement;

(c)

if any provision of any charter, mandate, or similar document of the Company, Subsidiary, or the Board or a committee conflicts with any provision of this Agreement, the provisions of this Agreement will prevail; and

(d)

the Company shall use commercially reasonable efforts to ensure that no constating document or similar document of the Company is amended in a manner that conflicts with any provision of this Agreement and if a constating document or similar document of the Company is nonetheless so amended (or is determined to conflict with any provision of this Agreement) the Company shall use commercially reasonable efforts to: (x) rescind or otherwise undo any such amendment; or (y) otherwise amend the constating document to eliminate such conflict.

ARTICLE 6

MISCELLANEOUS

6.1	Termination

This Agreement shall terminate and the rights and obligations of the parties hereunder shall cease immediately at such time as the Investor's Ownership Percentage decreases below 6.0% (provided that if the Investor's Ownership Percentage drops below 6.0% due to an Excluded Dilutive Event, it will be deemed not to be below the 6.0% threshold for a period of 30 days, during which period the Investor will be entitled to acquire Common Shares to bring its holdings of the outstanding Common Shares above the 6.0% level).

6.2	Notices

(a)Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by email or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(i)	in the case of the Investor:

EdgePoint Investment Group Inc.

150 Bloor Street West, Suite 500

Toronto, Ontario M5S 2X9

Attention:          Geoff MacDonald

E-mail:              [Redacted – Confidential Information]

with a copy (which shall not constitute notice) to:

McCarthy Tetrault LLP

Suite 5300, TD Bank Tower

66 Wellington Street W, Box 48

Toronto, Ontario M5K 1E6

Attention:          Robert Hansen

E-mail:              rhansen@mccarthy.ca

(ii)	in the case of the Company:

Premium Nickel Resources Ltd.

One First Canadian Place, Suite 3400

100 King Street West

Toronto, Ontario M5X 1A4

Attention:          Keith Morrison, Chief Executive Officer

E-mail:              [Redacted – Confidential Information]

Attention:          Timothy Moran, Chief Legal Officer

E-mail:              [Redacted – Confidential Information]

with a copy (which shall not constitute notice) to:

Bennett Jones LLP

One First Canadian Place, Suite 3400

100 King Street West

Toronto, Ontario M5X 1A4

Attention:          Andrew Disipio, Partner

E-mail:              disipioa@bennettjones.com

(b)Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day or if delivery or transmission is made on a Business Day after 5:00 p.m. (Toronto time) at the place of receipt, then on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event which might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

(c)Either party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 6.2.

6.3	Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

6.4	Assignment

No party may assign any of its rights or benefits under this Agreement, or delegate any of its duties or obligations, except with the prior written consent of the other party. Notwithstanding the foregoing, the Investor may assign and transfer all of its rights, benefits, duties and obligations under this Agreement in their entirety, without the consent of the Company, to an Affiliate of the Investor; provided that any such assignee shall, prior to any such transfer, agree to be bound by all of the covenants of the Investor contained herein and comply with the provisions of this Agreement, and shall deliver to the Company a duly executed undertaking to such effect in form and substance satisfactory to the Company, acting reasonably.

6.5	Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by and against the parties and their respective successors or heirs, executors, administrators and other legal personal representatives, and permitted assigns.

6.6	Expenses

All costs and expenses (including applicable goods and services tax or similar taxes) incurred by the Company in connection with or incidental to the preparation, execution and performance of this Agreement and the transactions contemplated herein, shall be borne by the Company. The Company shall reimburse all reasonable and documented out-of-pocket fees and expenses (including applicable goods and services tax or similar taxes that is not recuperable through input tax credits or rebates) incurred by the Investor in connection with or incidental to the preparation, execution and performance of this Agreement and the transactions contemplated herein up to a maximum amount of $40,000, including, for certainty, all reasonable documented fees and disbursements of the Investor's legal counsel invoiced to the Company in accordance with the terms of the Subscription Agreement. To the extent that any such costs and fees are payable pursuant to the Subscription Agreement, there shall be no duplication of amounts payable pursuant to this Section 6.6 and any costs and fees payable pursuant to the Subscription Agreement.

6.7	Public Disclosure

(a)Subject to Sections 6.7(b), 6.7(c) and 6.7(d), the Company shall not make any public disclosure or statement with respect to the Investor (which shall include the name, logo of, or otherwise references in any way, to the Investor or any of its Affiliates) without the prior written consent of the Investor. For greater certainty, "public disclosure" shall include press releases, any corporate presentations, conference materials, social media postings or other content available on any website maintained by the Company or any of its Affiliates.

(b)If a party determines that it is required to publish or disclose the text of this Agreement (or extracts hereof) in accordance with any Applicable Law, it shall incorporate any redactions proposed by the other party, to the extent reasonable and permitted by Applicable Law prior to such disclosure; provided that, if the other party does not respond to a request for comments within three Business Days, the requesting party shall be entitled to make such public disclosure without the input of the other party.

(c)Neither party shall, without the prior written consent of the other party, issue any news release or otherwise make any public disclosure of the entering into of this Agreement or any the transactions contemplated hereby, unless such party: (i) provides the other party with a reasonable opportunity to review and comment on the content of any such news release or other public disclosure, in each case, insofar as it relates to this Agreement and the transactions contemplated hereby; and (ii) incorporates the other party's comments into the news release or other public disclosure, to the extent that the other party's comments are reasonable and compliant with Applicable Law. If the other party does not respond to a request for comment pursuant to this Section 6.7(a) within one Business Day, the requesting party shall be entitled to issue the news release or other public disclosure without the input of the other party.

(d)If the Company determines that it is required, in accordance with Applicable Law, to publicly disclose information regarding this Agreement, the Investor and/or the transactions contemplated hereby (other than in accordance with Sections 6.7(b) or 6.7(c)), it shall provide the Investor with a reasonable opportunity to review and comment on the content of any such public disclosure. The Company shall incorporate the Investor's comments into the public disclosure to the extent the Investor's comments are reasonable and compliant with Applicable Law. If the Investor does not respond to a request for comments within five Business Days, the Company shall be entitled to issue the public disclosure without the input of the Investor.

6.8	Further Assurances

Each of the parties shall, from time to time hereafter and upon any reasonable request of the other, promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things as may be required or necessary for the purposes of giving effect to this Agreement.

6.9	Right to Injunctive Relief

The parties agree that any breach of the terms of this Agreement by either party would result in immediate and irreparable injury and damage to the other party which could not be adequately compensated by damages. The parties therefore also agree that in the event of any such breach or any anticipated or threatened breach by the defaulting party, the other party shall be entitled to equitable relief, including by way of temporary or permanent injunction or specific performance, without having to prove damages, in addition to any other remedies (including damages) to which such other party may be entitled at law or in equity.

6.10	Counterparts

This Agreement and all documents contemplated by or delivered under or in connection with this Agreement may be executed and delivered in any number of counterparts (including, in electronic form and/or with electronic signatures), with the same effect as if each party had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF this Agreement has been executed by the parties on                     , 2024.

EDGEPOINT INVESTMENT GROUP INC.

by
Name:
Title:

PREMIUM NICKEL RESOURCES LTD.

by
Name:
Title:

[Signature Page – Investor Rights Agreement]